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                                                                   EXHIBIT 10.26







                  RETAIL MERCHANDISING SERVICE AUTOMATION, INC.

                          EMPLOYEE STOCK OWNERSHIP PLAN



                            JULY 1, 1994 RESTATEMENT

                   (INCLUDES FIRST THROUGH FOURTH AMENDMENTS)





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                                TABLE OF CONTENTS

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ARTICLE I.................................................................................   1
NAME, EFFECTIVE DATE, AND PURPOSES........................................................   1
        1.1      Plan Name and Effective Date.............................................   1
        1.2      Plan Purposes............................................................   1
        1.3      Plan Intended to Qualify as ESOP.........................................   2
        1.4      Leveraged Transactions...................................................   2

ARTICLE II................................................................................   3
DEFINITIONS...............................................................................   3
        2.1      Accounts.................................................................   3
        2.2      Reserved for Plan Modifications..........................................   3
        2.3      Reserved for Plan Modifications..........................................   3
        2.4      Affiliated Company.......................................................   3
        2.5      Anniversary Date.........................................................   4
        2.6      Applicable Valuation Date................................................   4
        2.7      Beneficiary..............................................................   4
        2.8      Board of Directors.......................................................   4
        2.9      Break in Service.........................................................   4
        2.10     Code....................................................................    4
        2.11     Committee................................................................   4
        2.12     Company..................................................................   4
        2.13     Company Contributions....................................................   5
        2.14     Company Stock............................................................   5
        2.15     Compensation.............................................................   5
        2.16     Computation Period.......................................................   6
        2.17     Reserved for Plan Modifications..........................................   7
        2.18     Current Obligations......................................................   7
        2.19     Disability...............................................................   7
        2.20     Reserved for Plan Modifications..........................................   7
        2.21     Effective Date...........................................................   7
        2.22     Eligibility Date.........................................................   7
        2.23     Eligible Employee........................................................   7
        2.24     Reserved for Plan Modifications..........................................   8
        2.25     Employee.................................................................   8
        2.26     Employment Commencement Date.............................................   8
        2.27     ERISA....................................................................   8
        2.28     Forfeitures..............................................................   8
        2.29     Freely Tradeable Stock...................................................   8
        2.30     Hour of Service..........................................................   9
        2.31     Investment Manager.......................................................  10
        2.32     Leave of Absence.........................................................  11
        2.33     Leveraged Company Stock..................................................  13
        2.34     Limitation Year..........................................................  13
        2.35     Normal Retirement Date...................................................  13
        2.36     Participant..............................................................  13
        2.37     Participation Commencement Date..........................................  13
        2.38     Reserved for Plan Modifications..........................................  13

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
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        2.39     Reserved for Plan Modifications..........................................  13
        2.40     Plan.....................................................................  13
        2.41     Plan Administrator.......................................................  13
        2.42     Plan Representative......................................................  14
        2.43     Plan Year................................................................  14
        2.44     Reserved for Plan Modifications..........................................  14
        2.45     Reemployment Commencement Date...........................................  14
        2.46     Severance................................................................  14
        2.47     Reserved for Plan Modification...........................................  14
        2.48     Special Suspense Account.................................................  14
        2.49     Spouse...................................................................  14
        2.50     Suspense Account.........................................................  15
        2.51     Trust and Trust Fund.....................................................  15
        2.52     Trustee..................................................................  15
        2.53     Valuation Date...........................................................  15
        2.54     Vested Interest..........................................................  15
        2.55     Year of Service..........................................................  15

ARTICLE III...............................................................................  17
ELIGIBILITY AND PARTICIPATION.............................................................  17
        3.1      Eligibility to Participate...............................................  17
        3.2      Automatic Enrollment and Commencement of Participation:..................  17

ARTICLE IV................................................................................  19
TRUST FUND AND CONTRIBUTIONS..............................................................  19
        4.1      Trust Fund...............................................................  19
        4.2      Company Contributions....................................................  19
        4.3      Rules Applicable to Company Contributions................................  19
        4.4      Initial Valuation of Company Contributions...............................  20
        4.5      Investment and Application of Company Contributions......................  20
        4.6      Irrevocability...........................................................  21
        4.7      Company Not Obligated to Continue Contributions..........................  21
        4.8      Company, Committee and Trustee Not Responsible for Adequacy of Trust
                 Fund.....................................................................  22

ARTICLE V.................................................................................  23
PARTICIPANT CONTRIBUTIONS.................................................................  23
        5.1      No Participant Contributions.............................................  23

ARTICLE VI................................................................................  24
PARTICIPANT ACCOUNTS AND ALLOCATIONS......................................................  24
        6.1      General..................................................................  24
        6.2      Participants' Accounts...................................................  24
        6.3      Company Stock Account....................................................  24
        6.4      Other Investments Account................................................  25
        6.5      Allocations of Company Contributions and Forfeitures.....................  26
        6.6      Revaluation of Accounts and Allocations of Trust Fund Income.............  27
        6.7      Cash Dividends...........................................................  28

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        6.8      Forfeitures..............................................................  29
        6.9      Stock Dividends, Splits, Recapitalizations, Etc..........................  30
        6.10     Stock Rights, Warrants or Options........................................  30
        6.11     Notice of Allocations....................................................  31
        6.12     Notice of Value of Company Stock.........................................  31
        6.13     Treatment of Accounts Upon Severance.....................................  32
        6.14     Miscellaneous Allocation Rules...........................................  32
        6.15     Allocation of Company stock Attributable to Code Section 1042............  32
        6.16     Special Distribution Rule................................................  35

ARTICLE VII...............................................................................  37
VESTING IN PLAN ACCOUNTS..................................................................  37
        7.1      No Vested Rights Except as Herein Specified..............................  37
        7.2      Vesting Schedule.........................................................  37
        7.3      Special Vesting Rules....................................................  37
        7.4      Change in Vesting Schedule...............................................  38

ARTICLE VIII..............................................................................  40
PAYMENT OF PLAN BENEFITS..................................................................  40
        8.1      Retirement...............................................................  40
        8.2      Method of Distribution Upon Retirement...................................  40
        8.3      Disability Prior to Termination of Employment............................  40
        8.4      Distributions Upon Death.................................................  40
        8.5      Designation of Beneficiary...............................................  41
        8.6      Irrevocability of Spousal Consents.......................................  43
        8.7      Distribution on Severance Prior to Normal Retirement Date................  43
        8.8      Forfeitures; Restoration.................................................  45
        8.9      Timing of Benefit Payments...............................................  46
        8.10     Form of Distributions....................................................  46
        8.11     Required Payment Dates...................................................  47
        8.12     Payees Under Legal Disabilities..........................................  48
        8.13     Additional Documents.....................................................  48
        8.14     Limited Option to Sell Distributed Company Stock.........................  48
        8.15     Transfer of Distributed Company Stock--Right of First Refusal for the
                 Company and the Plan.....................................................  52
        8.16     Election for Direct Rollover of Vested Interest to Eligible
                 Retirement Plan..........................................................  54

ARTICLE IX................................................................................  56
OPERATION AND ADMINISTRATION OF THE PLAN..................................................  56
        9.1      Plan Administration......................................................  56
        9.2      Committee Powers.........................................................  56
        9.3      Investment Manager.......................................................  58
        9.4      Funding Policy...........................................................  58
        9.5      Committee Procedure......................................................  58
        9.6      Compensation of Committee and Plan Expenses..............................  59
        9.7      Resignation and Removal of Members.......................................  60
        9.8      Appointment of Successors................................................  60
        9.9      Records..................................................................  60

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        9.10     Reliance Upon Documents and Opinions.....................................  61
        9.11     Requirement of Proof.....................................................  61
        9.12     Reliance on Committee Memorandum.........................................  61
        9.13     Multiple Fiduciary Capacity..............................................  62
        9.14     Limitation on Liability..................................................  62
        9.15     Indemnification..........................................................  62
        9.16     Bonding..................................................................  62
        9.17     Allocation of Fiduciary Responsibility...................................  62
        9.18     Voting and Other Rights of Company Stock.................................  63
        9.19     Prohibition Against Certain Actions......................................  64

ARTICLE X.................................................................................  66
LEVERAGED COMPANY STOCK ACQUISITIONS......................................................  66
        10.1     Leveraged Company Stock Acquisitions Authorized..........................  66
        10.2     Company Contributions for Leveraged Transactions.........................  69
        10.3     Valuation of Leveraged Company Stock.....................................  70
        10.4     Suspense Account.........................................................  71
        10.5     Release and Allocation of Leveraged Company Stock........................  71
        10.6     Certain Nonterminable Provisions.........................................  72

ARTICLE XI................................................................................  73
MERGER OF COMPANY; MERGER OF PLAN.........................................................  73
        11.1     Effect of Reorganization or Transfer of Assets...........................  73
        11.2     Merger Restriction.......................................................  73

ARTICLE XII...............................................................................  74
PLAN TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS......................................  74
        12.1     Plan Termination.........................................................  74
        12.2     Discontinuance of Contributions..........................................  74
        12.3     Rights of Participants...................................................  75
        12.4     Trustee's Duties on Termination..........................................  75
        12.5     Partial Termination......................................................  76

ARTICLE XIII..............................................................................  77
APPLICATION FOR BENEFITS..................................................................  77
        13.1     Application for Benefits.................................................  77
        13.2     Action on Application....................................................  77
        13.3     Appeals..................................................................  78
        13.4     No Effect on Timing of Distributions.....................................  78

ARTICLE XIV...............................................................................  79
LIMITATIONS ON CONTRIBUTIONS..............................................................  79
        14.1     Basic Limitation.........................................................  79
        14.2     Annual Additions.........................................................  79
        l4.3     Membership in Other Defined Contribution Plans...........................  81
        l4.4     Membership in Defined Benefit Plans......................................  81
        14.5     Adjustments For Excess Annual Additions..................................  83

ARTICLE XV................................................................................  86
RESTRICTION ON ASSIGNMENT OR OTHER ALIENATION OF PLAN BENEFITS............................  86

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        15.1     General Restrictions Against Alienation..................................  86
        15.2     Qualified Domestic Relations Orders......................................  86
        15.3     No Loans to Participants.................................................  89

ARTICLE XVI...............................................................................  90
TOP-HEAVY PLAN RULES......................................................................  90
        16.1     Applicability............................................................  90
        16.2     Definitions..............................................................  90
        16.3     Top-Heavy Status.........................................................  92
        16.4     Minimum Contributions....................................................  93
        16.5     Compensation Limitation..................................................  94
        16.6     Maximum Annual Addition..................................................  94
        16.7     Minimum Vesting Rules....................................................  95
        16.8     Non-Eligible Employees...................................................  95

ARTICLE XVII..............................................................................  96
PLAN AMENDMENTS...........................................................................  96
        17.1     Amendments...............................................................  96
        17.2     Retroactive Amendments...................................................  96

ARTICLE XVIII.............................................................................  97
MISCELLANEOUS.............................................................................  97
        18.1     No Enlargement of Employee Rights........................................  97
        18.2     Mailing of Payments; Lapsed Benefits.....................................  97
        18.3     Addresses................................................................  98
        18.4     Notices and Communications...............................................  98
        18.5     Reporting and Disclosure.................................................  99
        18.6     Governing Law............................................................  99
        18.7     Reserved for Plan Modifications..........................................  99
        18.8     Interpretation...........................................................  99
        18.9     Withholding For Taxes.................................................... 100
        18.10    Counterparts............................................................. 100
        18.11    Successors and Assigns................................................... 100



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                  RETAIL MERCHANDISING SERVICE AUTOMATION, INC.

                          EMPLOYEE STOCK OWNERSHIP PLAN



                                    ARTICLE I

                       NAME, EFFECTIVE DATE, AND PURPOSES

1.1       PLAN NAME AND EFFECTIVE DATE.

               This document, made and entered into by Retail Merchandising Service Automation, Inc., a Delaware corporation (the "Company"), evidences the terms of the employee stock ownership plan for qualified Employees of the Company and its subsidiaries known as the "Retail Merchandising Service Automation, Inc. Employee Stock Ownership Plan" (the "Plan") as in effect as of July 1, 1994 (the "July 1, 1994 Restatement"), unless otherwise expressly provided herein. The effective dates of the changes made by this July 1, 1994 Restatement are as provided in the Fourth Amendment. The original Effective Date of the Plan was July 1, 1985.

               The provisions of this amended and restated Plan are not intended to enlarge the rights of any Employee who terminated employment prior to July 1, 1994, unless otherwise expressly stated in the First through Fourth Amendments. The rights and benefits, if any, of Employees who terminated their employment prior to July 1, 1994 shall be determined in accordance with the provisions of the Plan as in effect at the date of their termination. A similar rule shall apply to Beneficiaries of Participants whose deaths occurred prior to July 1, 1994.

1.2       PLAN PURPOSES.

               The purpose of this Plan is to enable participating Employees of the Company, and any Affiliated Companies that are authorized by the Board of Directors to participate in the Plan, to share in the growth and prosperity of the Company and to provide Participants with an opportunity to accumulate capital for their future economic security. The Plan is designed to do this without any deductions from Participants' paychecks and without calling upon them to invest their personal savings. The Plan is designed to accomplish these objectives principally by enabling Participants to acquire a proprietary interest in the Company. Consequently, the Company Contributions made to the Trust established under this Plan are intended to be invested primarily or exclusively in Company Stock in accordance with the investment guidelines provided in Article IV. All assets acquired under this Plan as a result of Company Contributions, income and other additions to the Trust will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan, which is to be administered by the Committee for the exclusive benefit of the Participants and their Beneficiaries.

1.3       PLAN INTENDED TO QUALIFY AS ESOP.

               This Plan is an employee benefit plan that is intended to qualify under Code Section 401(a) as a stock bonus plan that satisfies the requirements for an "Employee Stock Ownership Plan" ("ESOP"), as defined under Code Section 4975(e)(7), and also qualifies for the prohibited transaction exemption provided under Code Section 4975(d)(3).

1.4       LEVERAGED TRANSACTIONS.

               In implementing the purposes of this Plan as described in Section
1.2 above, at the direction of the Committee the Plan may (but need not) borrow money (or receive other extensions of credit) to acquire Company Stock, including borrowing or otherwise obtaining credit from the Company and/or other parties constituting "disqualified persons" within the meaning of Code Section 4975(e)(2). Such loans (or credit) shall be secured primarily through a binding commitment by the Company to pay contributions to the Trust in amounts sufficient to enable the loans to be repaid.

                                   ARTICLE II

                                   DEFINITIONS

2.1       ACCOUNTS.

               "Accounts" or "Participant's Accounts" shall mean the following Plan accounts maintained by the Committee for each Participant as required by
Article VI:

                      (a) "Company Stock Account" shall mean the account established and maintained for each Participant under Sections 6.2 and
        6.3 for purposes of holding and accounting for Company Stock allocated to such Participant.

                      (b) "Other Investments Account" shall mean the account established and maintained for each Participant under Sections 6.2 and
        6.4 for purposes of holding and accounting for assets other than Company Stock allocated to such Participant.

2.2       RESERVED FOR PLAN MODIFICATIONS.

2.3       RESERVED FOR PLAN MODIFICATIONS.

2.4       AFFILIATED COMPANY.

               "Affiliated Company" shall mean:

                      (a) any corporation that is included in a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which group the Company is also a member,

                      (b) any trade or business that is under common control with the Company within the meaning of Section 414(c) of the Code,

                      (c) any service organization that is included in an affiliated service group, within the meaning of Section 414(m) of the Code, of which affiliated service group the Company is also a member, and

                      (d) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

For purposes of Article XIV, whether or not an entity is an Affiliated Company shall be determined after applying the percentage modifications contained in Code Section 415(h).


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

2.5       ANNIVERSARY DATE.

               "Anniversary Date" shall mean the last day of each Plan Year.

2.6       APPLICABLE VALUATION DATE.

               "Applicable Valuation Date" shall mean the most recent date on which the Trust Assets were valued, determined in accordance with the rules of
Section 6.6.

2.7       BENEFICIARY.

               "Beneficiary" shall mean the person or persons determined in accordance with Section 8.5 who are entitled to benefits under the Plan upon the death of a Participant.

2.8       BOARD OF DIRECTORS.

               "Board of Directors" or "Board" shall mean the Board of Directors of Retail Merchandising Service Automation, Inc.

2.9       BREAK IN SERVICE.

               "Break in Service" or "Break" shall mean, with respect to any Employee, a Computation Period during which such Employee does not complete more than 500 Hours of Service; provided, however, that in the case of a Participant who is absent by reason of a Maternity or Paternity Leave, the provisions of
Section 2.32(b)-(f) shall apply for purposes of determining whether such Participant has incurred a Break in Service by reason of such Leave.

2.10      CODE.

               "Code" shall mean the Internal Revenue Code of 1986, and the regulations thereunder. Reference to a specific Section of the Code shall include any comparable provisions of future legislation that amend, supplement or supersede that specific Section.

2.11      COMMITTEE.

               "Committee" shall mean the Retail Merchandising Service Automation, Inc. Employee Stock Ownership Plan Committee described in Article IX.

2.12      COMPANY.

               "Company" shall mean, unless the context indicates otherwise, Retail Merchandising Service Automation, Inc. and also any Affiliated Companies of Retail Merchandising Service


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

Automation, Inc. which may be included within the coverage of the Plan with the consent of the Board of Directors.

2.13      COMPANY CONTRIBUTIONS.

               "Company Contributions" shall mean all amounts (whether in cash or other property, including Company Stock) paid by the Company into the Trust Fund established and maintained under the provisions of this Plan for the purpose of providing benefits for Participants and their Beneficiaries.

2.14      COMPANY STOCK.

               "Company Stock" shall mean whichever of the following is applicable:

                      (a) So long as the Company has only one authorized class of stock, that class of stock.

                      (b) In the event the Company at any time has more than one authorized class of stock, the class (or classes) of the Company's stock that constitutes "employer securities" as that term is defined in
        Section 409(l) of the Code.

2.15      COMPENSATION.

                      (a) Except as otherwise provided in this Section, "Compensation" shall mean "wages" within the meaning of Internal Revenue Code Section 3401(a) (pertaining to federal income tax withholding at the source) with respect to employment by the company for services performed as an Eligible Employee, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Except for purposes of applying the provisions of the limitations set forth in
        Article XVI of this Plan (pertaining to the rules of Section 415 of the Code), "Compensation" also shall include amounts that would otherwise have been included in the definition of "Compensation" but for an employee's election to enter into a wage or salary reduction agreement pursuant to a plan qualifying under Code Section 125.

                      (b) For purposes of applying the provisions of Articles XIV and XVI a Participant's compensation shall be determined pursuant to the definition of "compensation" as set forth in Section 14.1(b) or 16.2(i), whichever shall be applicable.


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

                      (c) "Compensation" of any Employee taken into account under Article VI for any Plan Year that begins on or after January 1, 1989 shall not exceed the annual compensation limit in effect under
        Section 401(a)(17) of the Code on the January 1 coinciding with or immediately preceding the first day of such Plan Year, as provided in this Subsection.

                              (i) "Compensation" of any Employee taken into
               account under Article VI for any Plan Year that begins on or after January 1, 1994 shall not exceed $150,000, as that amount is adjusted in accordance with Section 401(a)(17)(B) of the Code.

                              (ii) "Compensation" of any Employee taken into
               account under Article VI for any Plan Year that begins on or after January 1, 1989 and before January 1, 1994, shall not exceed $200,000, as that amount is adjusted at the same time and in the same manner as under Section 415(d) of the Code.

                              (iii) If Compensation for a period of less than
               twelve (12) months is taken into account for any Plan Year, then, to the extent required by regulations under Section 401(a)(17) of the Code, the otherwise applicable annual Compensation limit provided under this Subsection is reduced in the same proportion as the reduction in the twelve-month period.

                              (iv) The family aggregation rules of Section
               414(q)(6) of the Code shall apply for purposes of the annual Compensation limit provided under this Subsection, except in applying such rules, the term "family" shall include only the Spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules the limit is exceeded, then, the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Subsection prior to the application of this limit.

2.16      COMPUTATION PERIOD.

               "Computation Period" shall mean, with respect to each Employee, the 12 month period used under this Plan for determining an Employee's eligibility to participate in this Plan, and his Years of Service under this Plan. For purposes of determining an Employee's eligibility to participate in this Plan pursuant to the provisions of Article III, the Computation Period ("Eligibility Computation Period") shall be both (a) the Plan Year and (b) the 12 consecutive month period beginning on the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever shall be applicable. For purposes of determining an Employee's Vested Interest in his Plan Accounts pursuant to the provisions of Article VII, the Computation Period ("Vesting Computation Period") shall be the Plan Year.

2.17      RESERVED FOR PLAN MODIFICATIONS.

2.18      CURRENT OBLIGATIONS.

               "Current Obligations" shall mean obligations of the Trust arising from extensions of credit to the Trust in connection with the purchase by the Trust of Leveraged Company Stock which are either:

                      (a) Payable in cash within one year from the date of reference pursuant to the terms of the applicable credit agreement; or

                      (b) Specified by the Company as subject to current payment with Trust assets available therefor pursuant to the terms of this Plan.

2.19      DISABILITY.

               "Disability" shall mean the mental or physical inability of the Participant to perform his normal job as evidenced by the certificate of a medical examiner satisfactory to the Company certifying the inability and certifying that such condition is likely to be permanent. The determination by the Committee, based upon the opinion of the physician selected, as to whether a Participant has incurred a Disability shall be final and binding upon all persons.

2.20      RESERVED FOR PLAN MODIFICATIONS.

2.21      EFFECTIVE DATE.

               "Effective Date" shall mean July 1, 1985, which shall be the original effective date of this Plan.

2.22      ELIGIBILITY DATE.

               "Eligibility Date" shall mean the first day on which an Employee has satisfied the participation eligibility requirements of this Plan as set forth in Section 3.1.

2.23      ELIGIBLE EMPLOYEE.

               "Eligible Employee" shall mean every Employee of the Company except (a) Employees who are members of a collective bargaining unit and who are covered by a collective bargaining agreement which does not specifically provide for coverage of such Employees under this Plan, and (b) "leased employees," within the meaning of Code Section 414(n).

2.24      RESERVED FOR PLAN MODIFICATIONS.

2.25      EMPLOYEE.

               "Employee" shall mean each person currently employed in any capacity by the Company any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Company, as well as any other person qualifying as a common law employee of the Company. The term "Employee" shall also mean a person deemed to be employed by the Company pursuant to Code Section 414(n). Although Eligible Employees are the only class of Employees eligible to participate in this Plan, the term "Employee" is used to refer to persons employed in a non-Eligible Employee capacity as well as Eligible Employee category. Thus, those provisions of this Plan that are not limited to Eligible Employees, such as those relating to Years of Service, apply to both Eligible and non-Eligible Employees.

2.26      EMPLOYMENT COMMENCEMENT DATE.

               The term "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service in any capacity for the Company or any Affiliated Company. Except as is expressly provided otherwise in this Plan or in resolutions of the Board of Directors, an Employee shall not, for the purposes of determining his Employment Commencement Date, be deemed to have commenced employment with an Affiliated Company prior to the date on which the entity became an Affiliated Company.

2.27      ERISA.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all amendments thereto and regulations thereunder.

2.28      FORFEITURES.

               "Forfeitures" shall mean the nonvested portion of a Participant's interest in the Plan that is forfeited in accordance with the rules of Articles VII and VIII.

2.29      FREELY TRADEABLE STOCK.

               "Freely Tradeable Stock" shall mean Company Stock that, at the time of reference, (a) is "publicly traded" as that term is defined under Treasury Regulation

Section 54.4975-7(b)(1)(iv) or any successor regulation thereto, and (b) is not subject to a "trading limitation" as that term is defined under Treasury Regulation Section 54.4975-7(b)(10) or any successor regulation thereto.

2.30      HOUR OF SERVICE.

                      (a) "Hour of Service" of an Employee shall mean the following:

                              (i) Each hour for which the Employee is paid, or
               entitled to payment, by the Company or an Affiliated Company for the performance of services as an Employee.

                              (ii) Each hour in or attributable to a period of
               time during which the Employee performs no duties (irrespective of whether he has terminated his employment with the Company) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), lay-off, jury duty, military duty, or a Leave of Absence, for which he is paid or entitled to payment, whether direct or indirect; provided, however, no such hour shall be credited to an Employee if such Employee is directly or indirectly paid or entitled to payment for such hour under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws, or is a payment which solely reimburses the Employee for medical or medically-related expenses incurred by him.

                              (iii) Each hour for which the Employee is entitled
               to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or an Affiliated Company, provided that such Employee has not previously been credited with an Hour of Service with respect to such hour under Subparagraphs
               (i) or (ii) above.

                              (iv) Notwithstanding the foregoing, no Employee
               shall be entitled to credit for more than 501 Hours of Service for any single continuous period during which the Employee performs no duties, whether or not such period occurs in a single Computation Period.

                      (b) All Hours of Service determined under the rules of Paragraph (a) shall be credited to the Computation Period during which the employment or compensated absence occurred, rather than to the Computation Period in which the payment occurred.

                      (c) In the event that adequate records are not maintained with respect to the actual number of hours of work performed by any Employee, such Employee shall be deemed to have completed 45 Hours of Service for each week or portion thereof during which he performed duties for the Company or an Affiliated Company.

                      (d) Unless the Board of Directors shall expressly determine otherwise, and except as may be expressly provided otherwise in this Plan, an Employee shall not receive credit for his Hours of Service completed with an Affiliated Company prior to the effective date in which the entity became an Affiliated Company.

                      (e) The Hours of Service credited to an Employee under this Section with respect to a period during which no duties are performed shall be determined in accordance with the rules set forth in Department of Labor Regulations Section 2530.200b-2(b), as such rules may be amended from time to time.

                      (f) An Employee's Hours of Service determined under the foregoing provisions of this Section shall be credited to the applicable Computation Period in accordance with the rules set forth in Department of Labor Regulations Section 2530.200b-2(c), as such rules may be amended from time to time.

                      (g) Notwithstanding anything to the contrary in the foregoing, to the extent required under applicable federal law related to service in the armed forces of the United States, an Employee shall receive Hours of Service credit computed on the basis of eight hours per day up to a maximum of 40 hours per week, during any period for which the Employee is absent from the service of the Company by reason of service in the armed forces of the United States; provided, however, such Employee shall receive Hours of Service credit under this Paragraph
        (f) only if he complies with the applicable provisions of the federal law in effect from time to time governing the reemployment of military personnel, including any provisions relating to timely application for reemployment (followed by actual reemployment as a result of such application).

2.31      INVESTMENT MANAGER.

               "Investment Manager" shall mean the one or more Investment Managers, if any, that are appointed pursuant to the provisions of Article IX of the Plan.

2.32      LEAVE OF ABSENCE.

                      (a) "Leave of Absence" shall mean any personal leave from active employment (whether with or without pay) duly authorized by the Company under the Company's standard personnel practices. All persons under similar circumstances must be treated in a uniform and nondiscriminatory manner in the granting of Leaves of Absence. Leaves of Absence may be granted by the Company for reasons of health (including temporary sickness or short-term disability) or public service or for any other reason determined by the Company to be in its best interests. If an Employee returns to work on or before the end of a Leave of Absence, he will not be deemed to have incurred a Break in Service by reason of such Leave of Absence. However, the Employee shall not be deemed to have earned any Hours of Service during the period of time of the Leave of Absence, except as provided in Section 2.30. If an Employee fails to return to work by the scheduled end of a Leave of Absence, he shall be considered to have incurred a Severance as of the end of the Leave of Absence, or on the date on which he notifies the Company that he will not return to work, whichever is sooner.

                      (b) In addition to Leaves of Absence as defined in Paragraph (a) above, the term Leave of Absence shall also mean a Maternity or Paternity Leave, as defined herein, but only to the extent and for the purposes required under Paragraphs (c), (d) and (e) below. As used herein, "Maternity or Paternity Leave" shall mean an absence from work without pay for any period --

                              (i)  By reason of the pregnancy of the Employee,

                              (ii) By reason of the birth of a child of the

               Employee,
                              (iii) By reason of the placement of a child with
               the Employee in connection with the adoption of the child by the Employee, or

                              (iv) For purposes of caring for the child for a
               period beginning immediately following the birth or placement referred to in Subparagraphs (ii) or (iii) above.

                      (c) An Employee absent from work by reason of a Maternity or Paternity Leave described in Paragraph (b) shall be credited with the number of Hours of Service described below:

                              (i) The number of Hours of Service that otherwise
               would normally have been credited to the Employee but for the absence, or

                              (ii) If the number in Subparagraph (i) above
               cannot be determined under the Plan, eight Hours of Service per day of such absence;

        provided, however, that the total number of hours treated as Hours of Service by reason of this Paragraph (c) shall not exceed 501 and, further provided, that such Hours of Service shall be taken into account solely for purposes of determining whether or not the Employee has incurred a Break in Service. Accordingly, such Maternity or Paternity Leave shall not result in an accrual of Years of Service for purposes of the eligibility or vesting provisions of this Plan.

                      (d) The Hours of Service described in Paragraph (c) shall be credited to the Computation Period (i) in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that Computation Period solely because the period of absence is treated as Hours of Service under this Section, or (ii) in any other case, in the immediately following Computation Period.

                      (e) A Maternity or Paternity Leave shall not be treated as a Leave of Absence unless the Employee provides such timely information as the Committee may reasonably require to establish that the absence is for the reasons listed in Paragraph (b) above and to determine the number of days for which there was such an absence.

                      (f) Notwithstanding the limitations provided in Paragraph
        (c) above, a Maternity or Paternity Leave described in Paragraph (b) shall be treated as an authorized Leave of Absence as described in Paragraph (a) for all purposes of this Plan to the extent the period of absence is authorized as a Leave of Absence under the Company's standard personnel practices and thus is covered by the provisions of Paragraph
        (a) without regard to the provisions of Paragraph (b); provided, however, that the special rule provided under this Paragraph (f) shall not apply if it would result in a Participant who is absent on a Maternity or Paternity Leave being deemed to have incurred a Break in Service sooner than under the rules set forth in Paragraph (c).

2.33    LEVERAGED COMPANY STOCK.

               "Leveraged Company Stock" shall mean any Company Stock that is acquired by the Trustee with the proceeds of a loan made or guaranteed by the Company or any other party constituting a "disqualified person" within the meaning of Internal Revenue Code Section 4975(e)(2).

2.34      LIMITATION YEAR.

               "Limitation Year" shall mean the Plan Year, which shall be the period which the Company elects to use for purposes of applying the limitations on contributions set forth in Article XIV.

2.35      NORMAL RETIREMENT DATE.

               "Normal Retirement Date" with respect to each Employee shall mean the Employee's sixty-fifth birthday.

2.36      PARTICIPANT.

               "Participant" shall mean any Eligible Employee of the Company who meets the eligibility requirements of this Plan and has been enrolled as a Participant in this Plan in accordance with the provisions of Article III.

2.37      PARTICIPATION COMMENCEMENT DATE.

               "Participation Commencement Date" shall mean each January 1 and July 1, which shall be the days on which a Participant's participation in this Plan may commence in accordance with the provisions of Article III.

2.38      RESERVED FOR PLAN MODIFICATIONS.

2.39      RESERVED FOR PLAN MODIFICATIONS.

2.40      PLAN.

               "Plan" shall mean the Retail Merchandising Service Automation, Inc. Employee Stock Ownership Plan set forth herein, as it may be amended from time to time.

2.41      PLAN ADMINISTRATOR.

               "Plan Administrator" shall mean the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA. The Plan Administrator shall be Retail Merchandising Service Automation, Inc.

2.42      PLAN REPRESENTATIVE.

               "Plan Representative" shall mean the one or more persons who are designated as such by the Committee for purposes of witnessing spousal consents and performing such other duties as are required under the provisions of this Plan document to be performed by a Plan Representative.

2.43      PLAN YEAR.

               "Plan Year" shall mean the twelve month period commencing on July 1 and ending on June 30.

2.44      RESERVED FOR PLAN MODIFICATIONS.

2.45      REEMPLOYMENT COMMENCEMENT DATE.

               "Reemployment Commencement Date" shall mean, with respect to any Employee, the first day for which such Employee is entitled to be credited with an Hour of Service under Section 2.30(a) for the performance of duties after the end of the Computation Period during which such Employee incurred a Break in Service. Except as is expressly provided otherwise in this Plan or in resolutions of the Board of Directors, an Employee shall not, for purposes of determining his Reemployment Commencement Date, be deemed to have commenced employment with an Affiliated Company prior to the date on which the entity became an Affiliated Company.

2.46      SEVERANCE.

               "Severance" shall mean the termination of an Employee's employment, in any capacity, with the Company or its Affiliated Companies, by reason of such Employee's death, resignation, dismissal or otherwise.

2.47      RESERVED FOR PLAN MODIFICATION.

2.48      SPECIAL SUSPENSE ACCOUNT.

               "Special Suspense Account" shall mean the account (if any) established and maintained in accordance with the provisions of Article XIV for the purpose of holding and accounting for allocations of excess Annual Additions (as defined in Section 14.2).

2.49      SPOUSE.

               "Spouse" shall mean the person to whom a Participant is married as of the date on which a Participant's Plan benefit commences to be paid or, in the case of a Participant who dies before the commencement of his Plan benefit, the person to whom such deceased Participant is married on the date of his death.

2.50      SUSPENSE ACCOUNT.

               "Suspense Account" shall mean the special Trust Fund Account established and maintained pursuant to the provisions of Article X for the purpose of holding Leveraged Company Stock until such Stock is released and allocated in accordance with the applicable provisions of this Plan.

2.51      TRUST AND TRUST FUND.

               "Trust" or "Trust Fund" shall mean the Trust (or other investment vehicle) created for holding the assets of the Plan.

2.52      TRUSTEE.

               "Trustee" shall mean Allen E. Merrill, or any successor or successors acting as Trustee of the Trust Fund.

2.53      VALUATION DATE.

               "Valuation Date" shall mean the last day of each Plan Year, and shall also mean such other dates as may be selected by the Committee for valuing the assets of the Plan if the Committee determines that such valuations should be made more frequently than once per year for purposes of making allocations and distributions under the Plan.

2.54      VESTED INTEREST.

               "Vested Interest" shall mean the interest of a Participant in the Trust Fund which has become vested (nonforfeitable) pursuant to the provisions of Article VII of this Plan.

2.55      YEAR OF SERVICE.

               "Year of Service" shall mean, with respect to any Employee, each Year of Service determined in accordance with the following rules:

                      (a) With respect to the period prior to the Effective Date, each Employee shall be credited with one Year of Service for each Computation Period between such Employee's most recent Employment Commencement Date or Reemployment Commencement Date occurring prior to the Effective Date and the Effective Date during which the Employee completed 1,000 or more Hours of Service. Except as provided hereinabove, no Employee shall be credited with any Years of Service with respect to the period prior to the Effective Date.

                      (b) On and after the Effective Date, each Employee shall be credited with one Year of Service for each Computation Period, including the Computation Period in which the Effective Date falls, during which the Employee completes 1,000 or more Hours of Service.

                      (c) Notwithstanding the provisions of Paragraph (b) above, in the case of any Employee who on or after the Effective Date incurs a Break in Service prior to his commencement of active participation in the Plan, Years of Service before such Break shall not be taken into account if the number of consecutive Breaks in Service equals or exceeds his Parity Period. For purposes of this Paragraph (c), the term "Parity Period" shall mean the greater of (A) five years or (B) the Employee's Years of Service credit accrued prior to the Break in Service (but excluding any pre-Break Years of Service which are not required to be taken into account under this Section by reason of any prior Break in Service).

                      (d) An Employee shall be credited with Years of Service with respect to a period of employment with an Affiliated Company, but only to the extent that the period of employment would be so credited under the rules set forth in this Section had the Employee been employed during that period by the Company.

                      (e) Notwithstanding the preceding rules, unless the Company shall so provide by resolution of its Board of Directors, or unless otherwise expressly stated in this Plan, an Employee shall not receive Years of Service credit for any period of employment with an Affiliated Company prior the date on which the entity becomes an Affiliated Company.

                      (f) In no event will an Employee be credited with more than one Year of Service with respect to service performed in a single Computation Period.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.1       ELIGIBILITY TO PARTICIPATE.

               Every Eligible Employee of the Company shall become eligible to participate in this Plan under the following rules:

                      (a) Every Eligible Employee shall become eligible to participate in this Plan as of the date he is credited with a "Year of Eligibility Service." A Participant shall be credited with a "Year of Eligibility Service" as of the earlier of the following dates: (i) the end of his Eligibility Computation Period, if he completes at least 1,000 or more Hours of Service during such Period; or (ii) the end of a Plan Year in which he completes 1,000 or more Hours of Service.

                      (b) Participants who have attained their Normal Retirement Dates will be eligible to participate in the Plan to the same extent as Participants who have not attained such age.

3.2       AUTOMATIC ENROLLMENT AND COMMENCEMENT OF PARTICIPATION:

                      (a) Any Eligible Employee who has satisfied the eligibility requirements set forth in Section 3.1 shall, subject to the provisions of Paragraphs (c) and (d) below, commence participation in this Plan effective as of the Participation Commencement Date (i.e., January 1 or July 1) coinciding with or next following his satisfaction of the eligibility requirements specified under Section 3.1, provided that he continues to be an Eligible Employee as of that Participation Commencement Date.

                      (b) If a Participant incurs a Severance and he is subsequently reemployed prior to incurring a Break in Service, he shall recommence participation in the Plan as of the date following such Severance on which he first performs an Hour of Service in any capacity for the Company or any Affiliated Company, provided that he is an Eligible Employee as of such date.

                      (c) In the case of any Employee who incurs a Break in Service, for the purpose of determining the Employee's eligibility to commence or to continue to participate in this Plan, his Year of Eligibility Service (if any), as defined in Section 3.1(a), prior to the Break shall be taken into account unless it must be disregarded under the rule of parity provisions of Section 2.55(c) (relating to Years of Service for vesting) as applied to the crediting of a Year of Eligibility Service. If it is determined after applying the rule in the preceding sentence that the Employee is entitled to commence or recommence participation in the Plan immediately upon his reemployment, the Employee shall resume active participation in the Plan as of his Reemployment Commencement Date immediately following that Break in Service, provided that he is an Eligible Employee as of such date.

                      (d) During the first Plan Year in which an Eligible Employee is eligible to participate in the Plan (or during the Plan Year in which an Eligible Employee subject to the provisions of Paragraph (b) or (c) returns to active employment, as the case may be), the Committee shall notify the Eligible Employee of his eligibility to participate and may, if the Committee so elects, require him to complete and file with the Committee a written participation enrollment form. Such form may set forth requirements for designation of Beneficiary and any other matters necessary for the administration of this Plan. Each Eligible Employee who commences participation in the Plan shall furnish all other information and execute all other instruments as may be required by the Committee in order to enroll such Employee as a Participant under this Plan.

                                   ARTICLE IV

                          TRUST FUND AND CONTRIBUTIONS

4.1       TRUST FUND.

               The Company will establish a Trust for the Plan. Under the Trust Agreement governing such Trust, the Trustee will agree to hold and administer in trust all amounts accumulated under the Plan together with the additional funds and assets deposited with the Trustee pursuant to the terms of this Plan.

4.2       COMPANY CONTRIBUTIONS.

               Subject to the right of the Company to amend or terminate this Plan, or to suspend or discontinue contributions to this Plan, for each Plan Year the Company shall contribute to the Trust Fund an amount to be determined by the Board of Directors in its sole discretion; provided, however, for each Plan Year the Company shall contribute in cash an amount sufficient to pay the Current Obligations (if any) of the Trust in accordance with the rules of
Section 10.2.

4.3       RULES APPLICABLE TO COMPANY CONTRIBUTIONS.

               All Company Contributions to the Plan shall be subject to the following rules:

                      (a) In no event shall the Company Contributions under this Plan exceed the maximum allowable deduction available to the Company for the fiscal year under Section 404 of the Code (except to the extent required to pay the Current Obligations of the Trust in accordance with the provisions of Section 10.2).

                      (b) No Company Contributions shall be made at any time when the allocation of such Company Contributions would be precluded by the rules of Article XIV.

                      (c) Company Contributions under this Plan may be made in cash, Company Stock or such other property as the Board of Directors may from time to time determine; provided, however, that Company Contributions shall be made in cash to the extent necessary to discharge the Current Obligations of the Trust.

                      (d) All Company Contributions shall be paid directly to the Trustee and may be made on any date or dates selected by the Company; provided however, all Company Contributions shall be made within the time period prescribed for filing the Company's federal income tax return (including extensions therefor) for its taxable year corresponding to the Plan Year with respect to which such Company Contributions are made.

4.4       INITIAL VALUATION OF COMPANY CONTRIBUTIONS.

               For purposes of this Plan, the Company's non-cash contributions (other than Company Stock) initially shall be valued at their fair market value as of the date of contribution. Subject to the special valuation rules for Leveraged Company Stock set forth in Section 10.3, Company Stock contributed by the Company to the Trust Fund initially shall be valued at its fair market value as of the date of contribution. Any Company Stock acquired by the Trust Fund with cash shall be valued initially at the purchase price paid by the Trust. All such initial valuations are subject to revaluation as of any subsequent date of valuation that may apply pursuant to the terms of this Plan and/or applicable law. Notwithstanding the foregoing, any valuation of Company Stock that is not Freely Tradeable Stock shall be by one or more independent appraisers.

4.5       INVESTMENT AND APPLICATION OF COMPANY CONTRIBUTIONS.

                      (a) The general investment policy of the Plan, and the Trust created hereunder, is primarily to acquire Company Stock, and, subject to the requirement of reserving cash assets necessary to discharge Current Obligations, Trust Fund assets other than Company Stock may be used to acquire additional Company Stock from current shareholders or from the Company. To the extent not so invested to acquire Company Stock, and to the extent consistent with preserving the Plan's status as an employee stock ownership plan as defined under Code
        Section 4975(e)(7), Trust Fund assets other than Company Stock may be invested by the Trustee, subject to the discretion of the Committee, in savings accounts, certificates of deposit, high-grade short-term securities, stocks, bonds or other investments deemed by the Committee to be desirable investments by the Trust, or such funds may be held in cash or cash equivalents pending distribution to Participants or other use by the Trust. Notwithstanding the foregoing, the investment and application of Company Contributions under this Plan shall be subject to the special rules set forth in Paragraph (b) below.

                      (b) All cash Company Contributions specified by the Company for the payment of Current Obligations shall first be applied towards the payment of Current Obligations of the Trust (as they become due) incurred for the purpose of acquiring Leveraged Company Stock (after the application towards such payment, in accordance with the provisions of
        Section 6.7(d), of any cash dividends on Leveraged Company Stock held by the Trustee in the Suspense Account) as provided in Article X. Cash Company Contributions that are not specified by the Company for payment of Current Obligations, and Trust Fund earnings thereon, shall be allocated in accordance with the provisions of Section 6.5 and/or
        Section 6.6, whichever shall be applicable.

4.6       IRREVOCABILITY.

               The Company shall have no right or title to, nor interest in, Company Contributions made to the Trust Fund, and no part of the Trust Fund shall revert to the Company, except that on and after the Effective Date funds may be returned to the Company as follows:

                      (a) In the case of a Company Contribution that is made by a mistake of fact, the contribution may be returned to the Company within one (1) year after it is made.

                      (b) All Company Contributions to the Plan are hereby conditioned on the initial qualification of the Plan under Sections 401 and 4975(e)(7) of the Code. If the Plan does not so initially qualify, at the Company's written election the Plan may be revoked by the Company and all such contributions (and assets derived therefrom) shall be returned to the Company within one (1) year after the date of denial of the initial qualification of the Plan by the Internal Revenue Service. Upon such a revocation, the affairs of the Plan and Trust shall be terminated as the Company shall direct.

                      (c) All Company Contributions to the Plan are hereby conditioned on the deductibility thereof for federal income tax purposes under Code Section 404. At the Company's written election, any such contributions to the extent the deduction is disallowed, shall be returned to the Company within one (1) year after the disallowance.

                      (d) The residue of Special Suspense Account assets that cannot be allocated to Employees upon a Plan termination shall revert to the Company in accordance with the provisions of Section 14.5.

4.7       COMPANY NOT OBLIGATED TO CONTINUE CONTRIBUTIONS.

               The Company contemplates making contributions to the Trust Fund for the purposes of providing benefits under the

Plan. Nothing contained in this Plan, however, shall at any time or under any circumstances be deemed to impose any obligation or liability on the Company to make any contributions either to the Trust Fund or to any person whatever. The Company may also, at any time or from time to time, suspend or discontinue its contributions.

4.8       COMPANY, COMMITTEE AND TRUSTEE NOT RESPONSIBLE FOR ADEQUACY OF TRUST
          FUND.

               The Company, Committee and Trustee shall not be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid only from the Trust assets, and neither the Company, the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan. Except as required under the Plan or Trust or under Part 4 of Title I of ERISA, the Company shall not be responsible for any decision, act or omission of the Trustee or the Committee, and shall not be responsible for the application of any moneys, securities, investments or other property paid or delivered to the Trustee.

                                    ARTICLE V

                            PARTICIPANT CONTRIBUTIONS

5.1       NO PARTICIPANT CONTRIBUTIONS.

               Participants are not permitted to make contributions to this Plan. In particular, but not by way of limitation on the foregoing, a Participant shall not be entitled to make, and this Plan shall not accept at any time, a rollover contribution to the Plan or any other direct or indirect transfer of assets to this Plan from any other employee benefit plan, individual retirement account, or any similar plan or account, whether or not such transfer would satisfy the applicable requirements of Sections 402, 403 or 408 of the Code.

                                   ARTICLE VI

                      PARTICIPANT ACCOUNTS AND ALLOCATIONS

6.1       GENERAL.

                      (a) All Company Contributions to the Trust Fund shall be held on an unallocated basis until allocated to Participants' Accounts as of an Anniversary Date as provided under this Plan or otherwise used or applied in accordance with the provisions of this Plan.

                      (b) Except as provided in Section 6.9 (relating to stock dividends, splits, recapitalizations and other similar stock transactions with respect to Company Stock held by the Trustee), all gains, losses, dividends and other property acquisitions and/or transfers that occur with respect to the Trust Fund shall be held, charged, credited, debited or otherwise accounted for on an unallocated basis until allocated to Participants' Account as of a Valuation Date as provided under this Plan or otherwise used or applied in accordance with the provisions of this Plan.

6.2       PARTICIPANTS' ACCOUNTS.

                      (a) In order to account for the allocated interest of each Participant in the Trust Fund, there shall be established and maintained for each Participant a Company Stock Account and an Other Investments Account, which shall be credited and debited as provided for under Sections 6.3 and 6.4. The purpose of such dual accounts shall be to account for each Participant's allocable share of Company Stock and other property (including cash or other investments).

                      (b) The Accounts of each Participant need not be separated or segregated so long as each Participant's allocable share of Company Stock or other investments can be accurately determined.

                      (c) If at any time there shall be allocated to a Participant's Company Stock Accounts more than one class of Company Stock, the Committee shall direct the Trustee with respect to whether sub-accounts for each such class of stock shall be maintained, and if so all references in this Plan to Company Stock Accounts shall include and refer to all such sub-accounts.

6.3       COMPANY STOCK ACCOUNT.

               The Company Stock Account of each Participant shall be credited with the following:

                      (a) The Participant's allocable share of Company Stock (including fractional shares and fractional rights to shares) contributed in kind by the Company to the Trust Fund or acquired by the Trustee with the assets of the Trust Fund.

                      (b) The Participant's allocable share of Company Stock (including fractional shares or fractional rights to shares) received or acquired by the Trustee with respect to Company Stock allocated to his Company Stock Account in accordance with the provisions of Section 6.9 by reason of stock dividends, splits, reorganizations or other recapitalizations affecting Company Stock held by the Trustee.

                      (c) The Participant's allocable share of Leveraged Company Stock (including fractional shares and fractional rights to shares) released from the Suspense Account (if any) maintained pursuant to the provisions of Section 10.4 and 10.5.

                      (d) The Participant's allocable share of forfeitures of Company Stock (including fractional shares of fractional rights to shares).

                      (e) Company Stock acquired with funds credited to the Participant's Other Investments Account. Such Company Stock shall be allocated and credited to the Participant's Company Stock Account as of the date of its acquisition by the Trust Fund.

6.4       OTHER INVESTMENTS ACCOUNT.

               The Other Investments Account of each Participant shall be credited (or debited, whichever is applicable) with the following:

                      (a) Credited (or debited) with the Participant's allocable share of the net income (or loss) of the Trust Fund as provided in
        Section 6.6.

                      (b) Credited with the Participant's allocable share of Company Contributions to the Trust Fund made in a form other than Company Stock.

                      (c) Credited with the Participant's allocable share of Forfeitures consisting of assets other than Company Stock.

                      (d) Credited with cash dividends paid on shares of Company Stock allocated to the Participant's Company Stock Account, other than those cash dividends which are (i) distributed to the Participant, or

        (ii) used to acquire additional shares of Company Stock, pursuant to the provisions of Section 6.7.

                      (e) Debited with the Participant's allocable share of cash payments from the Trust Fund for the acquisition of Company Stock by the Trustee.

                      (f) Debited with the Participant's allocable share of Plan expenses (if any).

6.5       ALLOCATIONS OF COMPANY CONTRIBUTIONS AND FORFEITURES.

                      (a) Each Participant who completes one thousand (1,000) or more Hours of Service during a Plan Year shall be entitled to receive an allocation of:

                             (i) The portion of Company Contributions to the
               Trust Fund that is not used to pay Current Obligations pursuant to Section 10.2;

                             (ii) Company Stock that is released from the
               Suspense Account pursuant to the provisions of Section 10.5; and

                             (iii) Forfeitures (if any) allocable under this
               Section.

        Such items shall be allocated to each eligible Participant in the proportion that the Compensation of the Participant during that Plan Year bears to the aggregate Compensation during that Plan Year of all Participants who are entitled to an allocation under the rules of this Paragraph. Notwithstanding the foregoing, a Participant whose employment is terminated during the Plan Year on a date coincident with or subsequent to his Normal Retirement Date, or by reason of his death or Disability, shall be eligible to share in the foregoing allocations regardless of the number of Hours of Service the Participant completed during that Plan Year.

                      (b) Company Stock acquired with unallocated cash Company Contributions shall be allocated as of the applicable Anniversary Date, in the same proportions that the cash Company Contributions would have been allocated if not used to acquire Company Stock.

                      (c) Should a Participant transfer employment from one entity maintaining this Plan to another entity also maintaining this Plan, the Participant shall receive allocations of Company Contributions and Forfeitures based upon his total Compensation received from each such entity. However, should a Participant transfer employment to an Affiliated Company that does not maintain this Plan, the Participant shall receive allocations of Company Contributions and Forfeitures based only on his Compensation received from an entity that maintains this Plan.

                      (d) The allocations of Company Contributions under this
        Section 6.5 shall be made after the allocations of income under Section 6.6, Forfeitures under Section 6.8, and amounts from the Special Suspense Account under Section 14.5 have been made.

6.6       REVALUATION OF ACCOUNTS AND ALLOCATIONS OF TRUST FUND INCOME.

               Within 60 days after each Valuation Date, and within 60 days after the removal or resignation of the Trustee, the Trustee shall value the assets of the Trust on the basis of fair market values. Upon receipt of such valuations from the Trustee, the Committee shall revalue the Accounts of each Participant as of the applicable Valuation Date so as to reflect to each such Account a proportionate share in any increase or decrease in the fair market value of the assets in the Trust Fund, determined by the Trustee as of that date as compared with the value of the assets in the Trust Fund as of the immediately preceding Valuation Date. The valuation and allocation provisions of this Section shall be applied and implemented in accordance with the following rules:

                      (a) The Company Stock allocated and credited to the Participants' Company Stock Accounts, as well as Company Stock held on an unallocated basis in the Trust Fund (including the Suspense Account), shall be revalued as of the applicable Valuation Date. In the event any Company Stock is not Freely Tradeable Stock, the Committee shall use one or more independent appraisers to value such Company Stock.

                      (b) With respect to Trust assets other than Company Stock, as of each such Valuation Date the Committee shall revalue the Other Investments Account of each Participant so as to reflect to each such Account a proportionate share in the net income or loss of the assets of the Trust Fund (other than Company Stock) since the immediately preceding Valuation Date. Each Participant's share of the net income (or loss) will be allocated to his Other Investments Account in the ratio which the balance of such Other Investments Account on the preceding Valuation Date (reduced by the amount of any distributions or withdrawals attributable to such Other Investments Account and increased by the amount of any contributions allocated to such Other Investments Account prior to the applicable Valuation Date) bears to the sum of such balances for all such Participants as of that date. The net income (or loss) that is allocable pursuant to the provisions of this Paragraph (b) shall include the increase (or decrease) in the fair market value of Trust assets (other than Company Stock); all cash income of the Trust, whether in the form of interest, cash dividends (subject to the provisions of Sections 6.7 and 10.5), or otherwise; and all expenses attributable to Trust assets since the preceding Valuation Date. Said net income (or loss) does not include current Company Contributions; Forfeitures; any interest paid under any installment contract for the acquisition of Company Stock by the Trust or on any loan used by the Trust to finance the acquisition of Company Stock; any cash dividends to the extent such dividends are allocated or distributed to Participants or applied towards the payment of Current Obligations as provided in Section 6.7; nor any Company Stock acquired or received by the Trustee by reason of a stock dividend, split, or as the result of a reorganization or recapitalization of the Company as provided in Section
        6.9. When made as of the Plan's Anniversary Date, such allocation of net income and losses under this Paragraph (b) shall be made prior to the allocations required under Sections 6.5, 6.7, 6.8, 14.5 and 18.2.

                      (c) Company Stock purchased with any net earnings of the Trust shall be allocated to the Company Stock Accounts of Participants in the same manner as such earnings would have been allocated to the Other Investments Accounts of Participants if such earnings had not been used to acquire Company Stock.

                      (d) Neither the Company, the Committee nor the Trustee in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Participant's Accounts shall at any time equal or exceed the amount previously contributed thereto.

                      (e) If at any time the Committee shall determine that the allocation rules described hereinabove would result in incomplete or unfair and inequitable allocations for any Plan Year, then the Committee shall devise more complete or more equitable and fair allocation rules and direct the Trustee in writing to apply such new rules for said Plan Year.

6.7       CASH DIVIDENDS.

                      (a) Except as provided below, all cash dividends paid to the Trustee with respect to Company Stock shall be allocated to the Other Investments Accounts of each Participant who has a balance in his Company Stock Account on the Anniversary Date of the Plan

        Year in which the dividends are received, in the proportion that the number of shares of Company Stock held in such Participant's Company Stock Account bears to the total number of shares of Company Stock held in the Company Stock Accounts of all Participants. The Committee shall prescribe such rules and procedures as it deems necessary to implement the provisions of this Paragraph (a).

                      (b) Notwithstanding the provisions of Paragraph (a), the Committee may determine, in its discretion, that cash dividends on shares of Company Stock allocated to Participants' Company Stock Accounts may be paid currently to such Participants. Such dividends may be paid directly by the Company, or may be distributed by the Trustee after receipt from the Company.

                      (c) Subject to Paragraph (d) below, but notwithstanding the provisions of Paragraphs (a) and (b) above, the Committee may determine, in its discretion, that cash dividends with respect to Company Stock held in the Trust Fund may be used to purchase additional shares of Company Stock, or in whatever other manner it deems appropriate.

                      (d) Notwithstanding anything to the contrary in the foregoing, cash dividends paid with respect to Leveraged Company Stock held in the Suspense Account that the Company specifies are to be applied towards the payment of Current Obligations shall first be applied towards the payment of Current Obligations of the Trust (as they become due) incurred for the purpose of acquiring Leveraged Company stock.

6.8       FORFEITURES.

                      (a) Any amounts which stood to the credit of a former Participant's Account that have been forfeited because the Participant was not fully vested in that Account when the Participant terminated his employment with the Company shall first be used to reinstate the Accounts of rehired Participants in accordance with Section 8.6(e).

                      (b) Any amounts remaining after the reinstatements have been made in accordance with Paragraph (a) shall be allocated, as of the applicable Anniversary Date of the Plan Year in which those amounts were forfeited (determined under the rules of Sections 8.7 and 8.8), to the Accounts of Participants in accordance with the rules of Section 6.5.

                      (c) Leveraged Company Stock shall be forfeited only after all of the other assets in the Participant's Accounts have been forfeited. Subject to the foregoing limitation, if more than one class of Company Stock has been allocated to the Participant's Company Stock Account and the Participant must forfeit some portion of the Company Stock in his Company Stock Account, the Participant must be treated as forfeiting the same proportion of each class of stock.

                      (d) The Committee shall prescribe such rules as it deems necessary or appropriate regarding the manner in which amounts shall be forfeited from a Participant's Accounts. These rules shall be consistent with the provisions of Code Sections 401(a) and 4975, and the regulations thereunder.

6.9       STOCK DIVIDENDS, SPLITS, RECAPITALIZATIONS, ETC.

               Any Company Stock received by the Trustee as a stock split, dividend, or as a result of a reorganization or other recapitalization of the Company shall be allocated, as of the day on which the stock is received by the Trustee, in the same manner as the Company Stock to which it is attributable is then allocated.

6.10      STOCK RIGHTS, WARRANTS OR OPTIONS.

                      (a) In the event any rights, warrants or options are issued on Company Stock held in the Trust Fund, the Trustee shall exercise them for the acquisition of additional Company Stock as directed by the Committee to the extent that cash is then available in the Trust Fund.

                      (b) Any Company Stock acquired in this fashion shall be treated as Company Stock purchased by the Trustee for the net price paid and shall be allocated in the same manner as the funds used to purchase the Company Stock were or would be allocated under the provisions of this Plan. Thus, if the funds used to purchase the stock consisted of unallocated Company Contributions, the stock would be allocated under the terms of Section 6.5; if the funds used consisted of the unallocated net income of the Trust, the stock would be allocated as provided in
        Section 6.6; and if the funds used consisted of funds previously allocated to the Other Investment Accounts, the stock would be allocated in the manner in which the Other Investment Accounts are debited and credited.

                      (c) Any rights, warrants, or options on Company Stock which cannot be exercised for lack of cash may, as directed by the Committee, be sold by the Trustee and the proceeds allocated in accordance with the source of the Company Stock with respect to which the rights, warrants, or options were issued in accordance with rules of Paragraph (b) above.

6.11      NOTICE OF ALLOCATIONS.

               After the close of each Plan Year, the Committee shall notify each Participant as to the allocations made during the Plan Year pursuant to this Article VI, which notice shall include the following:

                      (a) The balance in his Other Investments Account and the number of shares held in his Company Stock Account as of the most recent Anniversary Date;

                      (b) The amount of Company Contributions, Forfeitures, and Leveraged Company Stock (if any) allocated to his Accounts for that Plan Year;

                      (c) The adjustment to his Accounts to reflect his share of undistributed dividends held at year end (if any) and the net income (or loss) of the Trust for that Plan Year;

                      (d) The new balance in his Other Investments Accounts and the number of shares held in his Company Stock Account, as of the Anniversary Date of that Plan Year; and

                      (e) Such other information as may be required by the applicable regulations.

6.12      NOTICE OF VALUE OF COMPANY STOCK.

                      (a) In the event that any Company Stock held by the Trust, (whether in the Suspense Account or allocated to Company Stock Accounts), is not Freely Tradeable Stock, the Company annually shall furnish to the Committee and to the Trustee a certificate of value setting forth the value of the various classes or types of such Company Stock held by the Trust. In the case of any such stock, such value shall be determined by one or more independent appraisers in accordance with Code Section 401(a)(28).

                      (b) Pursuant to the provisions of Section 8.14, this annual certificate of value shall be furnished to Qualified Holders (as defined in Section 8.14) of such Company Stock that has been distributed to a terminated Participant or his Beneficiary.

6.13      TREATMENT OF ACCOUNTS UPON SEVERANCE.

               Upon a Participant's Severance, pending distribution of the Participant's benefit pursuant to the provisions of Article VIII below, the Participant's Accounts shall continue to be maintained and accounted for in accordance with all applicable provisions of this Plan, including but not limited to the provisions of this Article VI.

6.14      MISCELLANEOUS ALLOCATION RULES.

                      (a) Subject to the limitation provided in the immediately following sentence, in the event that there is more than one class of Company Stock to be allocated to Participants' Accounts, there shall be allocated to the Company Stock Account of each Participant who is entitled to share in allocations of Company Stock as of any applicable date the portion of each class of Company Stock to be allocated as of that date which the amount to be allocated to the Company Stock Account of such Participant bears to the total amount to be allocated to the Company Stock Accounts of all Participants entitled to share in such allocation. The foregoing general allocation rule concerning multiple classes of Company Stock shall be applied separately with respect to (i) Leveraged Company Stock released from the Suspense Account and allocated pursuant to Section 10.5, and (ii) all other Company Stock allocated as of any applicable date.

                      (b) Allocations of all assets other than Company Stock shall be made on the basis of, and expressed in terms of, dollar value. Allocations of Company Stock shall be made on the basis of the number of shares of Company Stock (including fractional shares).

                      (c) The Committee and the Trustee may establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article VI. From time to time the Committee and Trustee may modify such accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article VI.

6.15      ALLOCATION OF COMPANY STOCK ATTRIBUTABLE TO CODE SECTION 1042.

                      (a) Notwithstanding anything to the contrary in this Plan, no portion of the assets of this Plan attributable to Company Stock acquired by this Plan in a sale to which Code Section 1042 applies may be allocated to the accounts of 409(n) Participants (as defined below) during the Nonallocation Period (as defined below).

                      (b) (i) In order to implement the allocation restriction
               described in Paragraph (a) above, the following provisions of this Paragraph (b) shall apply with respect to sales of Company Stock to the Plan under the Tender Offer.

                              (ii) For purposes of this Paragraph (b), the following definitions shall apply:

                                    (A) Those shares of Company Stock sold to
                      the Plan under the Tender Offer and with respect to which there has been an election under Code Section 1042 shall be referred to as "1042 Shares."

                                    (B) The Nonallocation Period for sales of
                      1042 Shares shall be referred to as the "Applicable Nonallocation Period". The Applicable Nonallocation Period shall begin on the closing date for the sales made pursuant to the Tender Offer and shall end on the later of
                      (1) the date which is 10 years after such closing date or
                      (2) the date of the allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sales of Company Stock made pursuant to the Tender Offer.

                              (iii) Notwithstanding the provisions of Section
               6.5(a), during the Applicable Nonallocation Period the allocation of Company Stock (including but not limited to Company Stock released from the Suspense Account pursuant to the provisions of
               Section 10.5 and Company Stock which represents Forfeitures under the Plan) to the Accounts of Participants shall be carried out in the manner described in this Paragraph (b). First, the Company shall determine which shares of Company Stock to be allocated pursuant to the provisions of Section 6.5(a) of the Plan are 1042 Shares. Second, 1042 Shares shall be allocated to each Non-409(n) Participant (as defined below) who is eligible for an allocation under the provisions of Section 6.5(a) in the proportion that the Compensation of such Non-409(n) Participant bears to the aggregate Compensation of all Non-409(n) Participants who are entitled to an allocation under the provisions of Section 6.5(a). Third, all other shares of Company Stock to be allocated shall be allocated to each

               Participant who is eligible for an allocation under the provisions of Section 6.5(a) in the proportion that the Compensation of such eligible Participant bears to the aggregate Compensation of all eligible Participants.

                      (c) For the purposes of this Section 6.15, the following definitions shall apply:

                          (i)       "409(n) Participant" shall mean:

                                    (A) an individual who makes an election
                      under Code Section 1042(a) with respect to Company Stock;

                                    (B) an individual who is related to an
                      individual described in (A) above (as defined in Code
                      Section 267(b)); or

                                    (C) an individual ("25% Shareholder") who
                      owns (after the application of the attribution rules set forth in Code Section 318(a) without regard to the employee trust exception set forth in Code Section 318(a)(2)(B)(i)) more than 25% of (a) any class of outstanding stock of the Company or of any corporation which is a member of the same controlled group of companies (within the meaning of Code Section 409(1)(4)) as the Company, or (b) the total value of any class of outstanding stock of the Company or any such corporation. An individual shall be treated as a 25% Shareholder if such individual is a 25% shareholder (1) at any time during the one-year period ending on the date of the sale of Company Stock to the Plan or (2) the date as of which Company Stock is allocated to Participants in the Plan.

                             (ii) "Non-409(n) Participant" shall mean any Participant who is not a 409(n) Participant.

                             (iii) Notwithstanding the foregoing provisions of
               Subparagraphs (i) and (ii) above, a 409(n) Participant shall retain his status as a 409(n) Participant during the entire Nonallocation Period.

                             (iv) "Nonallocation Period" shall mean the period beginning on the date of the sale of any Company Stock to which Code Section 1042 applies and ending on the later of (i) the date which is 10 years after the date of sale, or (ii) the date of the allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale of Company Stock to which Code Section 1042 applies.

6.16      SPECIAL DISTRIBUTION RULE.

                      (a) For the purpose of this Section 6.16 only, the following definitions shall apply:

                             (i) "Qualified Participant" shall mean a
               Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan.

                             (ii) "Qualified Election Period" shall mean the six
               Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

                      (b) Within ninety (90) days after the close of each Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan to distribute a portion of the Company Stock held in such Participant's Company Stock Account. However, no distribution election with respect to a Participant shall be given effect pursuant to the provisions of this Section 6.16 to the extent that the sum of (a) the number of shares theretofore distributed with respect to such Participant under this Section 6.16, and (b) shares elected to be distributed pursuant to such distribution election, exceeds a number of shares equal to (x) the "Aggregate Limit Percentage" (as defined in the succeeding provisions of this Section 6.16), multiplied by (y) the number of shares of Company Stock held in the Participant's Company Stock Account as of the Valuation Date occurring at the end of the Plan Year immediately preceding the Plan Year to which such distribution election relates, adjusted to reflect any distribution of shares subsequent to such Valuation Date. The "Aggregate Limit Percentage" for purposes of this Section 6.16(b) shall mean,

                             (i) for any distribution election with respect to a
               Plan Year during the first five Plan Years in the Qualified Election Period, twenty-five percent (25%), and

                             (ii) for a distribution election with respect to
               the sixth Plan Year in the Qualified Election Period, fifty percent (50%).

        The resulting number of shares shall be rounded to the nearest whole integer. Any such election for a Plan year falling within a Participant's Qualified Election Period shall be made in the manner provided under Paragraph (c) below.

                      (c) The Participant's direction shall be provided to the Committee in writing and in such form as the committee may from time to time prescribe. After direction is given by the Qualified Participant, the Plan shall distribute, in one lump sum cash distribution (notwithstanding section 409(d) of the Code) the portion of the Participant's Company Stock Account that is covered by the election within ninety (90) days after the last day of the period during which the election can be made. This Section 6.16(c) shall apply notwithstanding any other provision of the Plan other than such provisions as require the consent of the Participant to a distribution with a present value in excess of $3,500. If the Participant does not consent, such amount shall be retained in this Plan.

                      (d) No provision in this Section 6.16 or Code Section 401(a)(28) shall be interpreted or applied to require the distribution of any amount in excess of the Participant's vested interest under the Plan.

                      (e) A distribution with respect to a Participant pursuant to this Section 6.16 shall be deemed to consist of a distribution of shares of different categories recognized pursuant to provisions of the Plan, in the same proportion that each such category of shares held in the Participant's Company Stock Account as of the relevant valuation date bears to all shares held in the Participant's Company Stock Account as of the relevant valuation date. as used in the preceding sentence, the term "relevant valuation date" means the Valuation Date occurring at the end of the Plan Year preceding the Plan Year to which such distribution relates. For purposes of this Subsection 8.14(e), shares of different categories shall include but not be limited to Pretransaction Shares (as defined in Section 8.14(j)), shares other than Pretransaction shares, and 1042 Shares (as defined in Section 6.15).

                                   ARTICLE VII

                            VESTING IN PLAN ACCOUNTS

7.1       NO VESTED RIGHTS EXCEPT AS HEREIN SPECIFIED.

               No Participant shall have any vested right or interest to, or any right of payment of, any assets of the Trust Fund, except as provided in this Plan. Except as expressly provided in this Plan, the making of any allocations or credits to any Account of a Participant shall not vest in any Participant any right, title, or interest in or to any assets of the Trust Fund.

7.2       VESTING SCHEDULE.

               Subject to the special vesting rules of Section 7.3 and Section 7.4, the Vested Interest of each Participant who is credited with an Hour of Service on or after January 1, 1989, shall be determined on the basis of each Participant's full Years of Service, in accordance with the following schedule:

                                                                Vested
Number of Full Years of Service                               Percentage
-------------------------------                               ----------
Less than one year                                                 0%
One year but less than two years                                  10%
Two years but less than three years                               20%
Three years but less than four years                              30%
Four years but less than five years                               40%
Five years but less than six years                                60%
Six years but less than seven years                               80%
Seven years or more                                              100%

               In the case of a Participant who is not credited with an Hour of Service on or after January 1, 1989, the Vested Interest of such Participant shall be determined in accordance with the provisions of this Section 7.2 as in effect prior to January 1, 1989.

7.3       SPECIAL VESTING RULES.

               Notwithstanding the rules of Section 7.2, the determination of a Participant's Vested Interest in his Accounts shall be subject to the following rules:

                      (a) During a Participant's period of employment with the Company, in the event of his retirement, death, permanent Disability, attainment of Normal Retirement Date, or a judicial declaration of his incompetence, the Participant shall become 100% vested in his Accounts;

                      (b) In the case of any Participant who has incurred five consecutive one-year Breaks in Service, his Years of Service, if any, after such five consecutive one-year Breaks in Service shall not be taken into account for purposes of determining the Participant's Vested Interest in his Accounts that accrued before such five consecutive one-year Breaks in Service.

                      (c) In the case of any Participant who does not have any Vested Interest in benefits under this Plan attributable to Company Contributions and who incurs a Break in Service, the determination of whether his Years of Service before the Break in Service shall be taken into account for vesting purposes shall be made in accordance with the rule of parity provisions of Section 2.55(c).

7.4       CHANGE IN VESTING SCHEDULE.

               In the event the vesting schedule of this Plan is amended, the following rules shall apply:

                      (a) The Vested Interest of each Participant (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective) shall not be less than the Vested Interest of such Participant computed under the Plan without regard to such amendment.

                      (b) Each Participant who has at least three (3) Years of Service with the Company (whether or not consecutive) shall be entitled to elect to continue to have his Vested Interest in the Plan determined under the vesting schedule in effect immediately prior to such amendment; provided, however, that such election shall not be available to any Participant whose Vested Interest under the Plan, as amended, will not at any time be less than such Participant's Vested Interest determined without regard to such amendment.

                      (c) An election pursuant to Paragraph (b) must be made in such manner as the Committee prescribes and must be made during the period beginning on the date the plan amendment changing the vesting schedule is adopted and ending on the date which is 60 days after the latest of (i) the day such amendment is adopted, (ii) the day such amendment becomes effective, or (iii) the day the Participant is issued written notice of such amendment by the Company. Such election may be made only by an Employee who is a Participant in the Plan at the time such election is made. When the applicable election period has expired, the Participant shall no longer be entitled to make an election pursuant to Paragraph (b).

        Any election pursuant to Paragraph (b) shall be irrevocable.

                      (d) This Section shall be interpreted and applied in a manner consistent with the provisions of Code Section 411(A)(10) and the regulations thereunder.

                                  ARTICLE VIII

                            PAYMENT OF PLAN BENEFITS

8.1       RETIREMENT.

               A Participant will ordinarily retire from the employment of the Company on his Normal Retirement Date. If the Participant continues in the service of the Company beyond his Normal Retirement Date, he shall continue to participate in the Plan in the same manner as Participants who have not reached their Normal Retirement Dates. At the subsequent termination of the Participant's employment, his benefits, as provided in Section 8.2, shall be based upon the value of his Accounts as of the Valuation Date coinciding with or immediately preceding the distribution (or commencement of distribution) of his Plan benefits. After a Participant has reached his Normal Retirement Date, any Severance of the Participant's employment (other than by reason of death) shall be deemed a retirement.

8.2       METHOD OF DISTRIBUTION UPON RETIREMENT.

               Upon retirement a Participant shall be entitled to a lump sum distribution of his entire interest in the Trust Fund. Payment of such distribution shall be made as soon as reasonably possible after the retirement of the Participant (subject, however, to the provisions of this Article VIII requiring distributions to be made within specified time periods).

8.3       DISABILITY PRIOR TO TERMINATION OF EMPLOYMENT.

               In the event that the Committee shall determine that a Participant has suffered a permanent Disability while an Employee of the Company, the Committee shall direct the Trustee to make a lump sum distribution of the Participant's entire interest in the Trust Fund to the disabled Participant as soon as reasonably possible after the date upon which the Participant is determined to be permanently disabled (subject, however, to the provisions of this Article VIII requiring distributions to be made with the consent of the Participant and within specified time periods).

8.4       DISTRIBUTIONS UPON DEATH.

               In the event of the death of a Participant, his entire interest in the Trust Fund shall be distributed in a lump sum to his surviving Spouse or, if applicable, to such other Beneficiary as may be designated in accordance with
Section 8.5. Such distribution shall be made as soon as reasonably possible following the death of the Participant (subject, however, to the provisions of this Article VIII requiring distributions to be made within specified time periods). If the Participant's Spouse survives the Participant, payment to a Beneficiary other than the Spouse will be made only if:

                      (a) The Spouse of the Participant consented in writing to the designation of another as the distributee and the consent acknowledges the effect of the designation and is witnessed by a Plan Representative or a notary public, or

                      (b) It is established to the satisfaction of a Plan Representative that the consent required under Paragraph (a) above cannot (or need not) be obtained because (i) there is no Spouse, (ii) the Spouse cannot be located, or (iii) there exist such other circumstances which, pursuant to regulations under Code Section 417, permit a distribution to such other Beneficiary.

               Any consent of a Spouse obtained pursuant to Paragraph (a), or any determination pursuant to Paragraph (b) that the consent of a Spouse cannot (or need not) be obtained, shall be effective only with respect to that Spouse. If a Participant becomes married following his designation as a Beneficiary of someone other than his Spouse at the time of his death, such Beneficiary designation shall be ineffective unless the spousal consent requirement is satisfied under Paragraph (a) or (b) above with respect to his Spouse as of the date of his death (subject, however, to the provisions of Article XV regarding distributions pursuant to Qualified Domestic Relations Orders).

8.5       DESIGNATION OF BENEFICIARY.

                      (a) Subject to the provisions of Section 8.4 above, each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his interest in the Trust Fund in the event of his death before receipt of his entire interest in the Trust Fund. Such designation shall be delivered to the Committee on the form prescribed by the Committee. Subject to the provisions of Section 8.4 above, a Participant shall have the right to change or revoke any designation by filing a new designation or notice of revocation with the Committee and, except as provided in Section 8.4, no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

                      (b) If a deceased Participant shall have failed to designate a Beneficiary, or if the Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, or if for any reason the designation is legally ineffective, or if the Beneficiary predeceased the Participant, any distribution required to be made under the provisions of this Plan shall be paid to the person or persons included in the highest priority category among the following:

                         (i) The Participant's surviving Spouse;

                         (ii) The Participant's surviving children, including
               adopted children;

                         (iii) The Participant's surviving parents; or

                         (iv) The Participant's estate. However, if the
               Committee cannot locate a qualified representative of the deceased Participant's estate, or if administration of the estate is not otherwise required, the Committee in its discretion may make the distribution under this subparagraph (iv) to the deceased Participant's heirs at law, other than those specified in subparagraphs (i)-(iii), determined in accordance with the law of the State of the Participant's domicile in effect as of the date of his death.

        The determination by the Committee as to which persons, if any, qualify within the foregoing categories shall be final and conclusive upon all persons. In the event that the deceased Participant was not a resident of California at the date of his death, the Committee, in its discretion, may require the establishment of ancillary administration in California.

                      (c) In the event that a Participant predeceases his Beneficiary and on the subsequent death of the Beneficiary a remaining distribution is payable under the applicable provisions of this Plan, the distribution shall be payable in the same order of priority categories as set forth in Paragraph (b) above but determined with respect to the Beneficiary, subject to the same provisions concerning non-California residency, the unavailability of an estate representative and/or the absence of administration of the Beneficiary's estate as are applicable on the death of the Participant.

                      (d) Notwithstanding the foregoing, in the case of a Participant who has a Spouse, any designation by such Participant of a Beneficiary other than such Spouse and any change in any such non-Spouse Beneficiary designation shall not be effective unless such Spouse shall consent in writing to such designation or change in designated Beneficiary. Any such consent required hereunder shall be subject to the provisions of Section 8.4 regarding spousal consents, including but not limited to the witness requirement of Section 8.4(a) and the exceptions to such requirement as authorized by a Plan Representative as provided under Section 8.4(b).

8.6       IRREVOCABILITY OF SPOUSAL CONSENTS.

               Except as may be required otherwise under applicable law or the express provisions of this Plan, if (a) the provisions of applicable law and/or this Plan require that a Participant's Spouse give his or her written consent to any benefit election or Beneficiary designation under this Plan, and (b) such Spouse shall furnish such written consent in accordance with the requirements and procedures prescribed under applicable law and the terms of this Plan, then such consent thereafter shall not be revocable by such Spouse. The provisions of the immediately preceding sentence shall not be interpreted to deny to any Participant's Spouse any rights of consent or nonconsent that such Spouse may have under applicable law and/or the terms of this Plan in the event that the Participant shall subsequently make any additional benefit elections or Beneficiary designations or any changes to any prior benefit elections or Beneficiary designations of such Participant.

8.7       DISTRIBUTION ON SEVERANCE PRIOR TO NORMAL RETIREMENT DATE.

                      (a) If a Participant incurs a Severance prior to attainment of Normal Retirement Date for any reason other than death or disability, distribution of his Vested Interest shall be made as provided in Section 8.10 after receipt by the Committee of all required documentation, as follows:

                             (i) In the case of a Participant whose Vested
               Interest does not exceed, or at the time of any prior distribution never exceeded, $3,500, distribution shall be made as soon as administratively practicable following the Participant's Severance, whether or not the Participant consents to such distribution, subject to the requirements of Section 8.16 relating to a direct rollover election.

                             (ii) In the case of a Participant whose Vested
               Interest exceeds, or at any the time of any prior distribution ever exceeded, $3,500, distribution shall be made as soon as administratively practicable following the receipt of the Participant's consent to the distribution in accordance with (iv) below, and direct rollover election, if any, in accordance with Section 8.16.

                             (iii) If a Participant described in (ii) above
               fails to consent to distribution of the Participant's Vested Interest within ninety (90) days following the Participant's Severance, such a Participant shall be deemed to have made an election to defer distribution to Normal Retirement Date, unless prior to Normal Retirement Date and in accordance with (ii) above, the Participant submits a request for an earlier distribution.

                             (iv) Any consent by a Participant described in (ii)
               above to receive distribution of the Participant's Vested Interest prior to Normal Retirement Date shall not be valid unless such consent is made both (A) after the Participant receives a written notice advising him of his right to defer distribution to Normal Retirement Date and (B) within the ninety
               (90) day period ending on the Participant's "Benefit Starting Date." The notice to the Participant advising him of his right to defer distribution shall be given no less than thirty (30) nor more than ninety (90) days prior to the Participant's Benefit Starting Date; provided, however, a Participant who has received the notice may make an affirmative election to receive or not to receive payment prior to the expiration of the thirty (30) day period. For purposes of this Paragraph (iv), "Benefit Starting Date" shall mean the date the Participant's Distributable Benefit is payable from the Plan.

                      (b) Unless the provisions of (a) above apply, if a Participant incurs a Severance prior to Normal Retirement Age for any reason other than death, his Vested Interest shall be paid as provided in Section 8.10 as soon as administratively feasible following the Participant's Normal Retirement Date; provided, however, such distribution shall be made or commence not later than sixty (60) days after the close of the Plan Year in which the Participant attains Normal Retirement Date.

                      (c) If a Participant who incurs a Severance does not have a 100% Vested Interest in any Account as of such Severance, the portion of such Participant's Account which is not vested as of such Severance shall be held in such Account, subject to forfeiture in accordance with
        Section 8.8.

8.8       FORFEITURES; RESTORATION.

                      (a) Subject to the provisions of (c) below, any non-vested portion of a Participant's Accounts shall be forfeited as of the earlier of the date the Participant's Vested Interest is paid to him as provided in Section 8.7, or the date the Participant incurs five (5) consecutive Breaks in Service. For purposes of this Section, if the value of a Participant's Vested Interest is zero, the Participant shall be deemed to have received payment of his Vested Interest.

                      (b) Any non-vested portion of a Participant's Accounts which is forfeited in accordance with (a) above shall be applied as provided in Section 6.5.

                      (c) In accordance with such rules as the Committee may prescribe, there shall be restored to the Participant's Account the dollar value of any non-vested portion of such a Participant's Account which was forfeited upon payment of the Participant's Vested Interest in accordance with (a) above prior to the date on which he incurs five (5) consecutive Breaks in Service; provided, however, that such restoration shall be made only in the case of the Participant's reemployment as an Eligible Employee prior to incurring five (5) consecutive Breaks in Service. The amount that must be repaid shall be equal to the aggregate cash value of the money and other property, including Company Stock that was distributed to the Participant. No adjustment in the dollar value of the forfeited amounts shall be made for any gains or losses of the Trust Fund, between the date of distribution and the restoration of the dollar value of the forfeited portion of the Participant's Account. Restored amounts shall be paid from currently available forfeitures, or if forfeitures are not available, the Company shall make an additional contribution for this purpose.

                      (d) Thereafter, such Participant's Vested Interest in the Plan shall be computed to reflect the prior distribution by applying the formula:

                                X = P (AB+D) - D

                      For the purpose of applying the foregoing formula:

              P is the Participant's vested percentage at the relevant time;

              AB      is the account balance at the relevant time;

              D       is the amount of the prior distribution.

8.9       TIMING OF BENEFIT PAYMENTS.

               The Committee shall prescribe such rules and procedures as it deems necessary or appropriate regarding the timing of the distributions made pursuant to this Article VIII. Such rules may provide for the manner in which the timing of such distributions will relate to the Plan's Valuation Dates and also may allow a Participant to elect to defer the distribution of his Vested Interest (subject, however, to Section 8.11 requiring distributions to be made within specified time periods).

8.10      FORM OF DISTRIBUTIONS.

                      (a) A Participant's benefit shall be calculated based on the number of shares of Company Stock allocated and credited to the Participant's Company Stock Account and the number of shares of Company Stock (valued as of the Applicable Valuation Date for such stock) that can be acquired with the dollar value (valued as of the Applicable Valuation Date for such assets but increased by the amount of dividends received since that date) of the assets in his Other Investments Account as of the date on which the benefit is to be distributed.

                      (b) The number of shares of Company Stock allocated to the Participant's Company Stock Account as of any date of reference shall also include any shares allocated after that date (but prior to the actual distribution of such Participant's benefit) under Section 6.9 by reason of a stock split, dividend, etc.

                      (c) Upon determining the number of shares in the Participant's Company Stock Account and the dollar value of his Other Investments Account as of the pertinent date(s) referred to above, a Participant's benefit shall be determined by applying the value (if any) of his Other Investments Account (to the extent not forfeited) towards the purchase of Company Stock, with the objective of obtaining the maximum number of whole shares of Company Stock for distribution to the Participant by combining any fractional shares so acquired with fractional shares credited to his Company

        Stock Accounts. The value of any fractional shares of Company Stock shall be distributed in cash.

                      (d) If in connection with any such distribution sufficient Company Stock is not immediately available for purchase by the Trustee, then the balance of the Participant's Other Investments Account shall be distributed in cash to the Participant together with the shares of Company Stock allocated to his Company Stock Account.

                      (e) If more than one class of Leveraged Company Stock is available for distribution to a Participant, the Participant must receive substantially the same proportion of each such class of stock.

8.11      REQUIRED PAYMENT DATES.

                      (a) Notwithstanding anything to the contrary in this Plan, payment of a lump sum distribution of the Participant's entire Vested Interest under the Plan shall be made no later than the Participant's Required Benefit Commencement Date, which shall be the earlier of the dates described in Subparagraphs (i) and (ii) hereinbelow:

                              (i) The 60th day after the close of the Plan Year
               in which the latest of the following events occurs: (A) the Participant's Normal Retirement Date; (B) the 10th anniversary of the Participant's Participation Commencement Date; or (C) the termination of the Participant's employment with the Company and its Affiliated Companies.

                              (ii) (A) Except as provided in (B) below, the
                      April 1 following the calendar year in which the Participant attains age 70-1/2, whether or not such Participant has incurred a Severance or whether or not the Participant consents to the distribution.

                                   (B) Except in the case of a Participant who
                      is a "5-percent owner" within the meaning of Section 401(a)(9) of the Code, for a Participant who attained age 70-1/2 prior to January 1, 1988, the April 1 following the later of the calendar year in which the Participant attains age 70-1/2, or the calendar year in which the Participant incurs a Severance.

                      (b) Notwithstanding anything to the contrary in this Plan, if a Participant dies prior to receiving a distribution of his benefit such Participant's benefit shall be distributed within five years after the Participant's death (either to his Spouse (if any) or to such other eligible Beneficiary determined under the provisions of Section 8.5).

                      (c) If it is not administratively practicable to calculate and commence payments by the latest date specified in the rules of Paragraphs (a) and (b) above because the amount of the Participant's benefit cannot be calculated, or because the Committee is unable to locate the Participant after making reasonable efforts to do so, the payment shall be made as soon as it is administratively possible (but not more than 60 days) after the earliest date on which the Participant (or Beneficiary) can be located and the amount of the distributable benefit can be ascertained.

8.12      PAYEES UNDER LEGAL DISABILITIES.

               If any payee under the Plan is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have the payment, or any part of it, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee, or, if applicable, to any duly appointed guardian, committee or other authorized representative of such payee. Any such payment shall be a payment for the account of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such payee.

8.13      ADDITIONAL DOCUMENTS.

               The Committee or Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article VIII. The Committee or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Committee or Trustee, or both, may deem appropriate as protection against possible liability for State or Federal death taxes attributable to any death benefits.

8.14      LIMITED OPTION TO SELL DISTRIBUTED COMPANY STOCK.

               Solely in the event that a Participant receives a distribution consisting in whole or in part of Company Stock that at the time of distribution thereof is not Freely Tradeable Stock within the meaning of Section 2.29 hereinabove, then such distributed Company Stock shall be made subject to a put option in the hands of a Qualified Holder (as defined hereinbelow), with such put option to be subject to the following provisions:

                      (a) As used herein, the term "Qualified Holder" shall mean the Participant or Beneficiary receiving the distribution of such Company Stock, any other party to whom such stock is transferred by gift or by reason of death, and also any trustee of an Individual Retirement Account (as defined under Code Section 408) to which all or any portion of such distributed Company Stock is transferred pursuant to a tax-free "rollover" transaction satisfying the requirements of Code Section 402.

                      (b) During the 60-day period following any distribution of such Company Stock, a Qualified Holder shall have the right to require the Company to purchase all or any portion of said distributed Company Stock held by said Qualified Holder. A Qualified Holder shall exercise such right by giving written notice to the Company within the aforesaid 60-day period of the number of shares of distributed Company Stock that such Qualified Holder intends to sell to the Company. The purchase price to be paid for any such Company Stock shall be its fair market value determined as of the Applicable Valuation Date coincident with or immediately preceding the date of the distribution (subject to the special valuation rules for Leveraged Company Stock in Section 10.3).

                      (c) If a Qualified Holder shall fail to exercise his put option right under Paragraph (b), above, such option right shall temporarily lapse upon the expiration of the 60-day period thereof. As soon as is reasonably practicable following the Anniversary Date of the Plan Year in which said 60-day option period expires, the Company shall notify each such non-electing Qualified Holder who is then a shareholder of record of the valuation of such Company Stock as of said Anniversary Date. During the 60-day period following receipt of such valuation notice, any such Qualified Holder shall have the right to require the Company to purchase all or any portion of such distributed Company Stock. The purchase price to be paid therefor shall be based on said Anniversary Date valuation of such Company Stock. If a Qualified Holder fails to exercise his option right under this Paragraph with respect to any portion of such distributed Company Stock, no further options shall be applicable under this Plan and the Company shall have no further purchase obligations hereunder.

                      (d) In the event that a Qualified Holder shall exercise a put option under this Section, then the Company shall have the option of paying the purchase price of the Company Stock which is subject to such put option (hereafter the "Option Stock") under either of the following methods:

                             (i) A lump sum payment of the purchase price within
               90 days after the date upon which such put option is exercised (the "Exercise Date") or

                             (ii) A series of six equal installment payments,
               with the first such payment to be made within 30 days after the Exercise Date and the five remaining payments to be made on the five anniversary dates of the Exercise Date, so that the full amount shall be paid as of the fifth anniversary of such Exercise Date. If the Company elects to pay the purchase price of the Option Stock under the installment method provided in this subparagraph (ii), then the Company shall, within 30 days after the Exercise Date, give the Qualified Holder who is exercising the put option the Company's promissory note for the full unpaid balance of the option price. Such note shall, at a minimum, provide adequate security (if required under applicable regulations), state a rate of interest reasonable under the circumstances but at least equal to the imputed compound rate in effect as of the Exercise Date pursuant to the Treasury Regulations promulgated under Code Section 483 or 1274, whichever shall be applicable, and provide that the full amount of such note shall accelerate and become due immediately in the event that the Company defaults in the payment of a scheduled installment payment.

                      (e) The foregoing put options under Paragraphs (b) and (c) shall be effective solely against the Company and shall not obligate the Plan in any manner; provided, however, with the Company's consent the Plan may elect to purchase any Company Stock that otherwise must be purchased by the Company pursuant to a Qualified Holder's exercise of any such option.

                      (f) If at the time of any distribution of said Company Stock it is known that any applicable Federal or State law would be violated by the Company's honoring of such a put option as provided under this Section, the Company shall designate another entity that will honor such put option. Such other entity shall be one having a substantial net worth at the time such loan is made and whose net worth is reasonably expected to remain substantial.

                      (g) In the event that a Qualified Holder is unable to exercise the put option provided hereunder because the Company (or other entity bound by such put option) is prohibited from honoring it by reason of any applicable Federal or State law, then the 60-day option periods during which such put option is exercisable under Paragraphs (b) and (c) shall not include any such time during which said put option may not be exercised due to such reason.

                      (h) Except as is expressly provided above with respect to any distributed Company Stock that is not Freely Tradeable Stock, as defined under Section 2.29, no Participant shall have any put option rights with respect to Company Stock distributed under this Plan, and neither the Company nor this Plan shall have any obligation whatsoever to purchase any such distributed Company Stock from any Participant or other Qualified Holder.

                      (i) At the time of distribution of Company Stock that is not Freely Tradeable Stock to a Participant or Beneficiary, the Company shall furnish to such Participant or Beneficiary the most recent annual certificate of value prepared by the Company with respect to such Stock in accordance with the provisions of Section 6.12. In addition, the Company shall furnish to such Participant or Beneficiary a copy of each subsequent annual certificate of value until the put options provided for in this Section with respect to such distributed Company Stock shall expire.

                      (j) Notwithstanding the provisions of Paragraph (b) or (c) above and to the extent permitted by applicable law, Pretransaction Shares (as defined below) of Company Stock shall be purchased by the Company and the purchase price to be paid for any such Shares shall be the greater of $12.00 per share or their fair market value determined as of the Applicable Valuation Date coincident with or immediately preceding the date of the distribution (subject to the special valuation rules for Leveraged Company Stock in Section 10.3). For purposes of this Paragraph (j), the term "Pretransaction Shares" shall mean any of the 8,466 shares Of Company Stock held by the Plan as of October 17, 1988. The provisions of this Paragraph (j) shall be effective only so long as there remains a principal balance on any indebtedness incurred with respect to the acquisition of Company Stock other than Pretransaction Shares.

8.15 TRANSFER OF DISTRIBUTED COMPANY STOCK--RIGHT OF FIRST REFUSAL FOR THE COMPANY AND THE PLAN.

                      (a) Solely in the event that a Qualified Holder (as defined in section 8.14(a) of this Plan) desires to transfer Company Stock distributed under this Plan which at the time of the proposed transfer is not "publicly traded," as that term is defined under Treasury Regulation Section 54.4975-7(b)(1)(iv) or any successor thereto, then the transfer of such Company Stock (hereinafter the "Subject Stock") shall be subject to a right of first refusal on behalf of the Company and the Plan as described in this Section. Notwithstanding the foregoing, however, a transfer of such Subject Stock shall not be subject to the right of first refusal set forth in this
        Section if the transferee of such Subject Stock will be a Qualified Holder with respect to such Subject Stock.

                      (b) Subject to the right of first refusal set forth in this Section, Subject Stock may be transferred so long as the transferring shareholder gives the Committee written notice of the intended transfer (the "Notice of Transfer") at least fourteen (14) days prior to the date of transfer. Such notice shall be given to the Committee in the manner specified in Section 18.4 of the Plan and shall specify the following:

                              (i) The name and address of the Qualified Holder
               of such Subject Stock who intends to transfer such stock;

                              (ii) The name and address of the intended
               transferee;

                              (iii) The number of shares to be transferred; and

                              (iv) The price and terms of the proposed transfer.

        Receipt of such a Notice of Transfer by the Committee shall be deemed to be receipt thereof by the Plan and the Company. Any attempts to transfer Subject Stock without first giving the notice required by this Paragraph shall be null and void, and shall give the purported transferee no rights as against the Company and the Plan, except that a Notice of Transfer shall not be required with respect to a transfer of Subject Stock to a person who will be a Qualified Holder with respect to such Subject Stock.

                      (c) Upon receipt of a Notice of Transfer with respect to a proposed transfer of Subject Stock, the Company and the Plan shall have fourteen (14) days to elect to purchase such Subject Stock on the terms and conditions set forth in Paragraph (d) below. Such election shall be exercised by written notice from the Company or the Plan, as the case may be, delivered to the shareholder proposing to transfer such Subject Stock at the address set forth in the Notice of Transfer pertaining thereto. In the event that both the Company and the Plan exercise their right of first refusal hereunder, the Company's right shall take precedence.

                      (d) The right of first refusal set forth herein shall be exercisable with respect to Subject Stock upon whichever of the following terms and conditions is more favorable to the Qualified Holder who proposes to transfer such Subject Stock:

                              (i) The price and terms of the proposed transfer,
               as set forth in the Notice of Transfer with respect thereto, or

                              (ii) A lump sum payment of the value of such
               Subject Stock as determined upon the most recent Account Valuation Date, except that in the case of a proposed transfer by a Qualified Holder who is a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code, such lump sum payment shall be in an amount equal to the value of said Subject Stock determined as of the date of the exercise by the Company or the Plan, as the case may be, of its right of first refusal with respect to such Subject Stock. Such lump sum payment shall be made to the Qualified Holder who prepares to transfer such Subject Stock simultaneously with the delivery by such Qualified Holder to the party exercising its right of first refusal hereunder (the "Purchaser") of certificates representing ownership of all such Subject Stock, which certificates shall be properly endorsed so as to transfer title in such Subject Stock to the Purchaser free and clear of any liens or other encumbrances; provided, however, that in no event shall the Purchaser be required to make such lump sum payment prior to the fourteenth (14th) day following the receipt by the Purchaser of the Notice of Transfer with respect to such Subject Stock.

8.16      ELECTION FOR DIRECT ROLLOVER OF VESTED INTEREST TO ELIGIBLE RETIREMENT
          PLAN.

                      (a)     To the extent required by Section

        401(a)(31) of the Code, a Participant whose Vested Interest becomes payable in an "eligible rollover distribution," as defined in (b)(i) below, shall be entitled to make an election for a direct rollover of all or a portion of the taxable portion of such Vested Interest to an "eligible retirement plan," as defined in (b)(ii) below. For purposes of this Article VIII, a Participant who makes a direct rollover election in accordance with this Section 8.16 shall be deemed to have received payment of his Vested Interest as of the date payment is made from the Plan.

                      (b)    For purposes of this Section,

                             (i) an "eligible rollover distribution" shall mean
               any distribution of all or any portion of a Participant's Vested Interest, except that an eligible rollover distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and

                             (ii) an "eligible retirement plan" shall mean any
               plan described in Code Section 402(c)(8)(B), the terms of which permit the acceptance of a direct transfer from a qualified plan.

                      (c) A Participant's direct rollover election under this Section shall be made in accordance with rules and procedures established by the Committee and shall specify the dollar or percentage amount of the direct rollover, the name and address of the eligible retirement plan selected by the Participant and such additional information as the Committee deems necessary of appropriate in order to implement the Participant's election. It shall be the Participant's responsibility to confirm that the eligible retirement plan designated in the direct rollover election will accept the eligible rollover distribution. The Administration Committee shall be entitled to effect the direct rollover based on its reasonable reliance on information provided by the

        Participant, and shall not be required to independently verify such information, unless it is clearly unreasonable not to do so.

                      (d) At least thirty (30) days, but not more than ninety (90) days, prior to the date a Participant's Vested Interest becomes payable, the Participant shall be given written notice of any right he may have to elect a direct rollover of his eligible rollover distribution; provided, however, a Participant who has received the direct rollover notice may waive the thirty (30) day requirement by making an affirmative election to make or not to make a direct rollover of all or a portion of his Vested Interest.

                      (e) If a Participant whose Vested Interest becomes payable in accordance with this Article VIII fails to file a direct rollover election with the Committee within ninety (90) days after receipt of the direct rollover notice, or if the Committee is unable to effect the rollover within a reasonable time after the election is filed with the Committee due to the failure of the Participant to take such actions as may be required by the eligible retirement plan before it will accept the rollover, the Participant's Vested Interest shall be paid to him, after withholding applicable income taxes, if any.

                      (f) If the eligible retirement plan specified by the Participant will not accept a direct rollover of any Company Stock includible in the distribution of the Participant's Vested Interest, such Company Stock will be distributed to the Participant.

                      (g) To the extent required by Section 401(a)(31) of the Code, if all or a portion of a Participant's Vested Interest is payable to his surviving Spouse in an eligible rollover distribution, or to a former Spouse in accordance with a "qualified domestic relations order," such surviving Spouse or former Spouse shall be entitled to elect a direct rollover of all or a portion of such distribution to an individual retirement account or an individual retirement annuity in accordance with the provisions of this Section.

                                   ARTICLE IX

                    OPERATION AND ADMINISTRATION OF THE PLAN

9.1       PLAN ADMINISTRATION.

                      (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Retail Merchandising Service Automation, Inc. Employee Stock Ownership Plan Committee ("Committee").

                      (b) The Committee shall have from three to seven members, all of whom shall be appointed by the Board of Directors and shall hold office until resignation, death or removal by the Board of Directors.

                      (c) The members of the Committee shall be the Named Fiduciaries of this Plan within the meaning of Section 402(a) of ERISA.

                      (d) For purposes of inspection by Employees and other eligible parties, the Secretary of the Committee shall maintain at the office of the Committee, or another appropriate location, a copy of the Plan and an accurate schedule listing the names of all persons from time to time serving as the Named Fiduciaries of the Plan.

                      (e) Notwithstanding the foregoing, a trustee or an Investment Manager appointed pursuant to Section 9.3 may be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan.

9.2       COMMITTEE POWERS.

               The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have, by way of illustration and not by way of limitation, the following powers and authority:

                      (a) To allocate fiduciary responsibilities (other than Trustee Responsibilities) among the Named Fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities (other than Trustee Responsibilities). However, no allocation or delegation under this Section 9.2(a) shall be effective until the person or persons to whom such responsibilities have been allocated or delegated agree to assume such responsibilities. The term "Trustee Responsibilities" shall have the meaning set forth in Section 405(c) of

        ERISA. The preceding provisions of this Section 9.2(a) shall not limit the authority of the Committee to appoint one or more Investment Managers in accordance with Section 9.3.

                      (b) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

                      (c) To employ such legal, actuarial, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

                      (d) To establish rules and regulations from time to time for the conduct of the Committee's business and the administration and effectuation of this Plan.

                      (e) To administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised under this Plan by any Employee, Participant, former Participant, Beneficiary or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the number of Years of Service of any Participant, and the amount of benefits to which any Participant or his Beneficiary may be entitled by reason of his service prior to or after the Effective Date hereof.

                      (f) To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed.

                      (g) To direct the Trustee, in writing, from time to time, to invest and reinvest the Trust Fund, or any part thereof, or to purchase, exchange or lease any property, real or personal, that the Committee may designate. This shall include the right to direct the investment of all or any part of the Trust Fund in any one security or one type of security permitted hereunder. Among the securities that the Committee may direct the Trustee to purchase are "Qualifying Employer Securities" as defined in Code Section 4975(e).

                      (h) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

Subject to the provisions of Article XIII, any action taken in good faith by the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participants and their Beneficiaries. All discretionary powers conferred upon the Committee shall be absolute; provided, however, all such discretionary power shall be exercised in a uniform and nondiscriminatory manner.

9.3       INVESTMENT MANAGER.

                      (a) Notwithstanding anything in this Article IX to the contrary, the Committee, by action reflected in the minutes thereof, may appoint one or more Investment Managers, as defined in Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan.

                      (b) An Investment Manager shall discharge its duties in accordance with applicable law and in particular in accordance with
        Section 404(a)(l) of ERISA.

                      (c) An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Company, the Committee, nor any other Plan fiduciary (other than the Investment Manager and its representatives and agents) shall thereafter have any responsibility for the management of such assets, except as otherwise provided by law.

9.4       FUNDING POLICY.

               At periodic intervals, not less frequently than annually, the Committee shall review the long-run and short-run financial needs of the Plan and shall determine a funding policy for the Plan consistent with the objectives of the Plan and any requirements of applicable law. In determining such funding policy the Committee shall take into account not only the long-term investment objectives of the Trust Fund consistent with the prudent management of the assets thereof, but also the short-run needs of the Plan to pay retirement benefits. All actions taken by the Committee with respect to the funding policy of the Plan, including the reasons therefor, shall be fully reflected in the minutes of the Committee.

9.5       COMMITTEE PROCEDURE.

                      (a) A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Committee.

                      (b) The Committee may designate certain of its members as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee of this action and the name or names of the designated members. The Trustee, Company, Participants, Beneficiaries, and any other party dealing with the Committee may accept and rely upon any document executed by the designated members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of the authorization of the designated members.

                      (c) Any person dealing with the Committee may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by any Committee member or other person so authorized, or by the majority of the members of the Committee, as constituted as of the date of such certificate or memorandum, as evidence of any action taken or resolution adopted by the Committee.

9.6       COMPENSATION OF COMMITTEE AND PLAN EXPENSES.

                      (a) Members of the Committee shall serve as such without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Committee who receives full-time pay from the Company receive compensation from the Plan for his services as a member of the Committee.

                      (b) All members shall be reimbursed for any necessary expenditures incurred in the discharge of duties as members of the Committee.

                      (c) The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Committee shall be fixed by the Committee, subject to approval by the Board of Directors.

                      (d) The expenses incurred in the administration and operation of the Plan, including but not limited to the expenses incurred by the members of the Committee in exercising their duties, shall be borne by the Company.

                      (e) Notwithstanding the provisions of Paragraph (d) above, the cost of interest and normal brokerage charges which are included in the cost of securities purchased by the Trust Fund (or charged to proceeds in the case of sales) shall be charged and allocated in a fair and equitable manner to the Other

        Investments Accounts to which the securities are allocated.

9.7       RESIGNATION AND REMOVAL OF MEMBERS.

               Any member of the Committee may resign at any time by giving written notice to the other members and to the Board of Directors of the Company, effective as therein stated. Any member of the Committee may, at any time, be removed by the Board of Directors. In the case of a Committee member who is also an Employee of the Company, his status as a Committee member shall terminate as of the effective date of the termination of his employment, except as otherwise provided by the Board of Directors.

9.8       APPOINTMENT OF SUCCESSORS.

                      (a) Upon the death, resignation, or removal of any Committee member, the Board of Directors may appoint a successor.

                      (b) Notice of appointment of a successor member shall be given by the Secretary of the Company in writing to the Trustee and to the members of the Committee.

                      (c) Upon the termination, for any reason, of a Committee member's status as a member of the Committee, the member's status as a Named Fiduciary shall concurrently be terminated, and upon the appointment of a successor Committee member the successor shall assume the status of a Named Fiduciary as provided in Section 9.l.

9.9       RECORDS.

                      (a) The Committee shall keep a record of all of its proceedings and shall keep, or cause to be kept, all books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and properly to reflect the affairs thereof, and to satisfy the requirements of ERISA Section 107.

                      (b) However, nothing in this Section shall require the Committee or any member thereof to perform any act which, pursuant to law or the provisions of this Plan, is the responsibility of the Plan Administrator under Section 18.5, nor shall this Section relieve the Plan Administrator of such responsibility.

9.10      RELIANCE UPON DOCUMENTS AND OPINIONS.

                      (a) The members of the Committee, the Board of Directors, the Company and any person delegated the authority to carry out any fiduciary responsibilities under the Plan ("Delegated Fiduciary"), shall be entitled to rely upon (i) any tables, valuations, computations, estimates, certificates or reports furnished by any consultant, or firm or corporation which employs one or more consultants, (ii) any opinions furnished by legal counsel, and (iii) any reports furnished by the Trustee. The members of the Committee, the Board of Directors, the Company, and any Delegated Fiduciary shall be fully protected and shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance upon any such consultant or firm or corporation which employs one or more consultants or counsel, except as otherwise provided by law.

                      (b) Any and all things done or actions taken or suffered by the Committee, the Board of Directors, the Company and any Delegated Fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

                      (c) The Committee and any Delegated Fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

9.11      REQUIREMENT OF PROOF.

               The Committee, the Board of Directors or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no person shall be entitled to receive any benefits under this Plan until that proof shall be furnished.

9.12      RELIANCE ON COMMITTEE MEMORANDUM.

               Any person dealing with the Committee may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by any Committee member or other person so authorized, or by the majority of the members of the Committee, as constituted as of the date of the certificate or memorandum, as evidence of any action taken or resolution adopted by the Committee.

9.13      MULTIPLE FIDUCIARY CAPACITY.

               Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

9.14      LIMITATION ON LIABILITY.

                      (a) Except as provided in Part 4 of Title I of ERISA, no person shall be subject to any liability with respect to his duties under the Plan unless he acts fraudulently or in bad faith.

                      (b) No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA.

                      (c) No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.

9.15      INDEMNIFICATION.

               To the extent permitted by law, the Company shall indemnify each member of the Committee, and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement of claims) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan, except in relation to matters as to which he acted fraudulently or in bad faith in the performance of those duties. The preceding right of indemnification shall be in addition to any other right to which any such Committee member or other person may be entitled as a matter of law or otherwise, and shall pass to the estate of a deceased Committee member. For purposes of satisfying its indemnity obligations under this Section, the Company may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Company of its liability under this section.

9.16      BONDING.

               All Employees handling Plan Assets shall be bonded as required by ERISA Section 412.

9.17      ALLOCATION OF FIDUCIARY RESPONSIBILITY.

                      (a) Part 4 of Title I of ERISA permits the division, allocation and delegation between Plan fiduciaries of the fiduciary responsibilities owed to the

        Plan Participants. Under this concept, each fiduciary, including a Named Fiduciary, is accountable only for his own functions, except to the extent of co-fiduciary liability under Section 405 of ERISA.

                      (b) Under the preceding provisions of this Article IX, the day-to-day operational, administrative and investment aspects of the Plan have been delegated to the Committee. Such responsibilities delegated to the Committee shall include, by way of illustration but not by way of limitation, such matters as:

                              (i) Making contributions to the Trust in a timely
               manner;

                              (ii) Satisfying accounting and auditing
               requirements;

                              (iii) Satisfying reporting requirements;

                              (iv) Satisfying record keeping requirements;

                              (v) Satisfying insurance and bonding requirements;

                              (vi) Administering the Plan's claims procedure;

                              (vii) Continuing review of developments in the
               employee plans area, including court decisions, and pronouncements issued by the Internal Revenue Service and the Department of Labor; and

                              (viii) Appointing Investment Managers.

9.18      VOTING AND OTHER RIGHTS OF COMPANY STOCK.

               All voting rights of Company Stock held by the Trust Fund shall be exercised by the Trustee as directed by the Committee in accordance with the following provisions of this Section:

                      (a) All Leveraged Company Stock held in the Suspense Account and any other Company Stock not yet allocated to Participants' Company Stock Accounts shall be voted as the Committee directs in its absolute discretion. With respect to all corporate matters, any Company Stock, whether or not Leveraged Company Stock, allocated to the Company Stock Account of a Participant shall be voted in accordance with the directions of such Participant as given to the Committee and communicated in turn by the Committee to the Trustee. Each Participant shall be entitled to direct only the voting of the Company Stock (including fractional shares or fractional rights to shares) allocated to his Company Stock Account.

                      (b) All Participants entitled to direct such voting shall be notified by the Committee (or the Company, pursuant to its normal communications with shareholders) of each occasion for the exercise of such voting rights within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to shareholders by the Company regarding the exercise of such rights. Such Participants shall be so entitled to direct the voting of fractional shares (or fractional rights to shares), provided, however, that the Committee may, to the extent possible, direct the Trustee to vote the combined fractional shares (or fractional rights to shares) so as to reflect the aggregate direction of all Participants giving directions with respect to fractional shares (or fractional rights to shares). In the event that a Participant shall fail to direct the Committee in whole or in part as to the exercise of voting rights arising under any Company Stock credited to his Company Stock Accounts, then such voting rights shall be exercised only to the extent directed by such Participant. Each Participant shall be a named fiduciary (as that term is defined in ERISA Section 402(a)(2)), with respect to Company Stock for which he has the right to direct the voting under the Plan, but solely for the purpose of exercising voting rights pursuant to this Section 9.18.

                      (c) All rights (other than voting rights) of Company Stock held in the Trust Fund, including such Stock held in the Suspense Account as well as such Stock credited to the Company Stock Accounts of Participants, shall be exercised in the same manner and to the same extent as provided above with respect to the voting rights of such Company Stock.

                      (d) The Committee shall in no event make any recommendation to any Participant regarding the exercise of such Participant's voting rights or any other rights under the provisions of this Section, nor shall the Committee make any such recommendation as to whether any such rights should or should not be exercised by any such Participant.

9.19      PROHIBITION AGAINST CERTAIN ACTIONS.

                      (a) In administering this Plan, the Committee shall not discriminate in favor of any class of Employees and particularly it shall not discriminate in favor of highly compensated Employees, or Employees who are officers or shareholders of the Company.

                      (b) Also, the Committee shall not cause the Plan to engage in any transaction that constitutes a nonexempt Prohibited Transaction under Section 4975(c) of the Code or Section 406(a) of ERISA.

                                    ARTICLE X

                      LEVERAGED COMPANY STOCK ACQUISITIONS

10.1      LEVERAGED COMPANY STOCK ACQUISITIONS AUTHORIZED.

               In addition to the Committee's powers and authority set forth in the provisions of Article IX, the Committee shall have the power to direct the Trustee to borrow or raise money, in such amounts and under such conditions and terms as directed by the Committee, for the purpose of purchasing or otherwise acquiring Company Stock. Any such borrowing may be made from the Company, any shareholder in the Company, or from any other party. In connection with any such borrowing, and subject to any applicable margin requirement rule, regulation or statute, the Committee may direct the Trustee to issue its promissory note on behalf of the Trust. No person lending money to the Trustee shall be obligated to see to the application of the money lent or to inquire into the validity, expediency or propriety of such borrowing. Any such borrowing from the Company, or from any other "disqualified person" within the meaning of Code Section 4975(e)(2), or any other "party in interest" within the meaning of ERISA Section 3(14), shall be subject to the following provisions:

                      (a) The proceeds of the loan shall be used (within a reasonable period of time after receipt) only to acquire Company Stock, to pay any charges or fees incurred in connection with the stock acquisition or loan, and/or to make payments under any such loan (including prior loans).

                      (b) Other than the categories of assets specified in Paragraph (c) below, the loan shall be without recourse against the Plan or Trust. The only Trust assets which may be used as collateral for the loan shall be the Company Stock acquired with the proceeds of the loan or Company Stock used as collateral on a prior loan that was repaid with the current outstanding loan.

                      (c) No person entitled to payment under the loan shall have any recourse, for any payments due under the loan, against any Plan assets other than the following categories of assets:

                              (i) Unallocated Leveraged Company Stock (whether
                or not collateralized) acquired with the proceeds of the loan and held in the Suspense Account (but only prior to the release therefrom and allocation to Participants' Accounts as provided under this Plan);

                              (ii) Company Contributions (other than
               contributions of Company Stock) made to meet obligations under the loan;

                              (iii) Earnings attributable to the unallocated
               Leveraged Company Stock while held in the Suspense Account (including dividends thereon and the proceeds from any sale thereof while held in the Suspense Account); and

                              (iv) Earnings attributable to the investment of
               the Company Contributions made to meet obligations under the loan.

        Recourse against such assets shall be permissible to the extent allowed under applicable law governing creditor's remedies, but in no event to an extent greater than permitted under Paragraph (d) below or such other applicable limitations as may be required in order for such loan transaction to qualify for the prohibited transaction exemption provided under Code Section 4975(d)(3).

                      (d) The provisions of this Paragraph (d) shall apply in case of a default in the repayment of the loan:

                              (i) In the event of a default, the value of Plan
               assets transferred to the lender in satisfaction of such loan shall not exceed the amount of the default.

                              (ii) If the lender is a disqualified person (as
               defined in Code Section 4975(e)(2)), a transfer of Plan assets upon default shall be made only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

                              (iii) For purposes of this Paragraph (d), the
               making of a guarantee by the Company shall not be deemed to make the Company a lender; provided, however, that this provision shall not impose any personal liability on the Trustee.

                      (e) The terms of the loan must provide that shares of the Company Stock purchased with the proceeds of the loan shall be placed in a Suspense Account. The shares in the Suspense Account shall be released from the Suspense Account (and allocated to the Company Stock Accounts) in accordance with the following rules:

                              (i) For each Plan Year, the number of shares
               released from their status as collateral shall equal the number of shares held immediately before that release multiplied by the "Release Fraction."

                              (ii) The term "Release Fraction" means a fraction
               the numerator of which is the amount of principal and interest paid on the loan during the current Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid on the loan in all future years during the duration of the term of the loan. For purposes of computing the Release Fraction, the duration of the loan shall be determined without reference to any possible extensions or renewals of the loan. If the interest rate charge under the loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the Plan Year with respect to which the contributions are being made.

                              (iii) If the collateral includes more than one
               class of securities, the number of securities of each class to be released for a Plan Year shall be determined by applying the Release Fraction to each of the classes of securities.

                              (iv) It is intended that the preceding provisions
               shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulation Section 54.4975-7(b)(8).

        Notwithstanding the foregoing, in addition to or in lieu of pledging the acquired Company Stock as collateral for the repayment of any loan, the Company may guarantee the repayment and/or may use Company assets to secure the repayment, and nothing herein shall require that the repayment of the loan be secured by Company Stock acquired with the proceeds thereof.

                      (f) If the proceeds of a loan are used to acquire Leveraged Company Stock, the following items shall be accounted for separately in the books of account of the Plan until the loan is repaid:

                              (i) The Company Contributions (other than
               contributions of Company Stock) that are made under the Plan to meet obligations under the loan;

                              (ii) The earnings attributable to unallocated
               Leveraged Company Stock (purchased with the proceeds of the loan) while held in the Suspense Account (including dividends thereon); and

                              (iii) Earnings attributable to the investment of
               the Company Contributions made to meet obligations under the loan.

                      (g) In the event that there shall be more than one class of stock of the Company, the class or classes of Leveraged Company Stock acquired by the Trustee with the proceeds of the loan, and the relative proportions of the classes of Stock held by the Trustee, shall comply with any applicable requirements established pursuant to regulations issued by the Secretary of the Treasury under Code Section 4975 so as to insure that the loan and/or the acquisition of Leveraged Company Stock does not constitute a prohibited transaction within the meaning of the applicable provisions of the Code and ERISA.

                      (h) The loan shall be primarily for the benefit of Participants and their Beneficiaries and shall bear no more than a reasonable rate of interest.

                      (i) The Committee shall determine, and advise the Trustee with respect to, the amount of interest charges that are due from time to time by reason of any variable interest rate (or other similar provision) under any loan used by the Trustee to acquire Leveraged Company Stock. The Trustee may rely on the Committee's determination and directions with respect to the amount of the interest charges, and the Trustee shall be released from any and all liability attributable to its reliance thereon.

                      (j) Any loan entered into by the Plan to purchase Company Stock shall be for a definite term, and shall not be payable upon demand of any person, except where there has been a default. Any such payment upon default shall be subject to the rules of Paragraph (d) above.

10.2      COMPANY CONTRIBUTIONS FOR LEVERAGED TRANSACTIONS.

                      (a) Subject to Paragraph (b) below, in the event the Plan engages in a Leveraged Company Stock acquisition pursuant to
        Section 10.1 the Company shall contribute to the Trust Fund in cash as part or all of the Company Contributions made pursuant to Section 4.2 such amounts, and at such times, as shall be necessary to provide the Trust with funds (after taking into account any dividends payable with respect to Leveraged Company Stock in the Suspense Account) sufficient to pay any Current Obligations (including principal, interest and any acquisition charges) incurred for the purpose of acquiring Leveraged Company Stock to be held in the Trust Fund.

                      (b) If a default under any Company-guaranteed loan used to acquire Leveraged Company Stock results in the payment by the Company (pursuant to its guarantee) of any amounts due under that loan, then to the extent of these payments the Company shall be relieved of its contribution obligation under this Section 10.2.

                      (c) Company Contributions (other than contributions of Company Stock) specified by the Company for payment of Current Obligations (as provided in Section 10.5) and Trust Fund earnings thereon for the Plan Year, together with any cash dividends on Leveraged Company Stock held in the Suspense Account, shall first be applied by the Trustee towards the payment of Current Obligations incurred for the purpose of acquiring Company Stock. Any excess of the total amount of such contributions, earnings and cash dividends over the amount required to pay any such Current Obligations shall then be allocated among the Accounts of Participants in accordance with the provisions of Article
        VI. For the purpose of determining the method of allocation of the excess, the Current Obligations shall be deemed to have been paid first with cash dividends and Trust Fund earnings, and, if any portion of the Current Obligations shall remain unpaid after the application of all the cash dividends and Trust Fund earnings, the balance due shall be deemed paid with Company Contributions for the Plan Year. Any excess contributions, dividends and/or earnings shall be allocated pursuant to the provisions of Article VI.

10.3      VALUATION OF LEVERAGED COMPANY STOCK.

                      (a) In the case of Leveraged Company Stock, the following special valuation rules shall apply:

                              (i) For purposes of valuing Leveraged Company
               Stock in any transaction between the Plan and a "disqualified person" as that term is defined in Code Section 4975(e)(2), the value shall be determined in good faith and based on all relevant factors as of the date of the transaction.

                              (ii) For purposes of a Participant's exercise of
               his put option rights (if applicable) under Section 8.13, Leveraged Company Stock shall be valued as of the most recent Valuation Date as determined under the terms of this Plan.

                      (b) Notwithstanding the preceding provisions, in the event the Leveraged Company Stock is not Freely Tradeable Stock, the value shall be determined by one or more independent appraisers. In all cases the valuation provisions of this Section 10.3, including the selection of a Valuation Date for any purpose under this Plan, shall be interpreted and applied in a manner consistent with the applicable requirements under Code Sections 401(a)(28), 409 and 4975(e)(7), the Treasury Regulations issued thereunder, that must be satisfied in order to maintain the status of the Plan as a tax-qualified employee benefit plan under Code Section 401(a) and to qualify for the prohibited transaction exemption under Code Section 4975(d)(3).

10.4      SUSPENSE ACCOUNT.

               At the time that any Leveraged Company Stock is acquired for the Trust Fund, the Committee shall open and maintain a Suspense Account for the purpose of holding unallocated Leveraged Company Stock until that Stock is released and allocated in accordance with the provisions of Section 10.5.

10.5      RELEASE AND ALLOCATION OF LEVERAGED COMPANY STOCK.

               All Leveraged Company Stock acquired for the Trust Fund shall be held in the Suspense Account until released and allocated in accordance with the provisions of this Section 10.5.

                      (a) Leveraged Company Stock acquired in connection with a loan transaction shall be released from the Suspense Account and allocated to the Company Stock Accounts of Participants according to the rules as set forth below.

                              (i) For each Plan Year until the loan is fully
               repaid, the number of shares of Leveraged Company Stock released from the Suspense Account shall equal the number of unreleased shares immediately before such release for that Plan Year multiplied by the "Release Fraction" (as defined in Section 10.1(e)(ii)). If the Company Stock held in the Suspense Account includes more than one class of securities, the number of securities of each class to be released for such Plan Year shall be determined by applying the Release Fraction to each of such classes.

                              (ii) Notwithstanding the foregoing, in the event
               the loan shall be repaid with the proceeds of a subsequent loan ("Substitute Loan"), the repayment shall not operate to release all the Leveraged Company Stock but rather the release of that stock shall be effected pursuant to the above provisions of this
               Section 10.5 on the basis of
               payments of principal and interest on the Substitute Loan.

                              (iii) It is intended that the provisions of this
               Section 10.5 shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulation Section 54.4975-11(c).

                      (b) As of the Anniversary Date of each Plan Year, all Leveraged Company Stock (if any) released from the Suspense Account for the Plan Year shall be allocated among the Participants in the same proportions as such Participants would have received allocations (determined with respect to each Plan Year for which Company Contributions were made) pursuant to the provisions of Section 6.5 if the Company Contributions had not been specified and applied for the payment of Current Obligations.

                      (c) If all the released Leveraged Company Stock is released by reason of the application of cash dividends on Suspense Account Stock, then the allocation shall be made on the same basis (under Section 6.5) as if the cash dividends were Company Contributions.

                      (d) The Company shall specify, and advise the Trustee with respect to:

                              (i) The amount (if any) of each Company
               Contribution that is to be applied (together with the earnings thereon) towards the payment of Current Obligations, and

                              (ii) The amount (if any) of cash dividends on
               Leveraged Company Stock held in the Suspense Account that is to be applied towards the payment of Current Obligations.

10.6      CERTAIN NONTERMINABLE PROVISIONS.

               Except as is expressly provided and in Sections 8.14 with respect to any distributed Leveraged Company Stock that is not Freely Tradeable Stock as defined under Section 2.29, no such Leveraged Company Stock shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not at such time the Plan constitutes an employee stock ownership plan. The provisions of this Section
10.6 shall not terminate notwithstanding that the loan used to acquire such Leveraged Company Stock shall be repaid or that the Plan ceases at any time to constitute an employee stock ownership plan.

                                   ARTICLE XI

                        MERGER OF COMPANY; MERGER OF PLAN

11.1      EFFECT OF REORGANIZATION OR TRANSFER OF ASSETS.

               In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect in the same manner as if the Plan had been adopted by resolution of its board of directors unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.

11.2      MERGER RESTRICTION.

               Notwithstanding any other provision in this document, this Plan shall not, in whole or in part, merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). Provided the requirements set forth in the preceding sentence are satisfied, the Committee may direct that the Plan may merge, consolidate with, or transfer its assets and/or liabilities to another tax-qualified employee pension benefit plan. Any such transaction shall be effected in accordance with any and all applicable law.

                                   ARTICLE XII

                              PLAN TERMINATION AND
                         DISCONTINUANCE OF CONTRIBUTIONS

12.1      PLAN TERMINATION.

                      (a) Subject to the following provisions of this Section 12.1, the Company may terminate the Plan and the Trust Agreements at any time by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee(s).

                      (b) Upon and after the effective date of the termination, the Company shall not make any further contributions under the Plan and no contributions need be made by the Company applicable to the Plan Year in which such termination occurs, except as otherwise required by law.

                      (c) The rights of all affected Participants to benefits accrued to the date of termination of the Plan, to the extent funded as of the date of termination, shall automatically become fully vested as of that date. However, this vesting shall not preclude a reversion of assets to the Company permitted under Section 4.6.

12.2      DISCONTINUANCE OF CONTRIBUTIONS.

                      (a) In the event the Company decides it is impossible or inadvisable for business reasons to continue to make Company Contributions under the Plan, the Company by resolution of its Board of Directors may discontinue contributions to the Plan. Upon and after the effective date of this discontinuance, the Company shall not make any further Company Contributions under the Plan and no Company Contributions need be made by the Company with respect to the Plan Year in which the discontinuance occurs, except as otherwise required by law.

                      (b) The discontinuance of Company Contributions on the part of the Company shall not terminate the Plan as to the funds and assets then held by the Trustee(s), or operate to accelerate any payments of distributions to or for the benefit of Participants or Beneficiaries, and the Trustee(s) shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied. Notwithstanding the foregoing, if such discontinuance of Company Contributions shall cause the Plan to lose its status as a qualified plan under Code Section 401(a), the Plan shall be terminated in accordance with the provisions of this Article XII.

                      (c) On and after the effective date of a discontinuance of Company Contributions, the rights of all affected Participants to benefits accrued to that date, to the extent funded as of that date, shall automatically become fully vested as of that date. However, this vesting shall not preclude a reversion of assets to the Company permitted under Section 4.6.

                      (d) The failure of the Company to contribute to the Trust in any year when no contribution is required under Article IV shall not be a suspension or discontinuance of the Plan.

12.3      RIGHTS OF PARTICIPANTS.

               In the event of the termination of the Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Company prior to satisfaction of all liabilities with respect to the Participants and their Beneficiaries, except as otherwise permitted by law.

12.4      TRUSTEE'S DUTIES ON TERMINATION.

                      (a) On or before the effective date of termination of this Plan, the Trustee shall proceed as soon as possible, but in any event within six months from such effective date, to reduce all of the assets of the Trust Fund to cash and/or common stock and other securities in such proportions as the Committee shall determine (after approval by the Internal Revenue Service if necessary or desirable, with respect to any portion of the assets of the Trust Fund held in common stock or securities of the Company).

                      (b) After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust, the Trustee shall make the allocations required under Article VI, where applicable, with the same effect as though the date of completion of liquidation were a Valuation Date of the Plan.

                      (c) Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Committee, distribute in accordance with Article VIII to each former Participant a benefit equal to the amount credited to his Account(s) as of the date of completion of the liquidation.

                      (d) The Trustee and the Committee shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

12.5      PARTIAL TERMINATION.

                      (a) In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the interest of all affected Participants in the Trust Fund to the extent funded as of the date of the partial termination, shall become fully vested as of that date. However, this vesting shall not preclude a reversion of Plan assets to the Company permitted under Section 4.6.

                      (b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, except as otherwise permitted by law.

                      (c) With respect to Plan assets and Participants affected by such a partial termination, the Committee and the Trustee shall follow the same procedures and take the same actions prescribed in this
        Article XII in the case of a total termination of the Plan.

                                  ARTICLE XIII

                            APPLICATION FOR BENEFITS

13.1      APPLICATION FOR BENEFITS.

               The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such other documents and information as the Committee may require. In the case of any person suffering from a disability which prevents such claimant from making personal application for benefits, the Committee may, in its discretion, permit application to be made by another person acting on his behalf. Notwithstanding the foregoing, if the Committee shall have all information necessary to determine the amount and form of benefit payments to a Participant or Beneficiary who is entitled to benefit payments under this Plan, including but not limited to the name, age and sex of all designated Beneficiaries and the proper mailing address of all parties entitled to benefit payments, then the failure of a Participant or Beneficiary to file an application for benefits shall not cause the Committee to defer the commencement of benefit payments beyond the benefit commencement date required under this Plan.

13.2      ACTION ON APPLICATION.

                      (a) Within 90 days following receipt of an application and all necessary documents and information, the Committee's authorized delegate reviewing such claim shall furnish the claimant with written notice of the decision rendered with respect to such application. Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 90-day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed 90 days from the end of the initial 90-day period.

                      (b) In the case of a denial of the claimant's application, such written notice shall set forth specific reasons for the denial, with specific reference to the Plan provisions upon which the denial is based, a description of any additional information or material necessary for perfection of the application (together with an explanation why such material or information is necessary), and an explanation of the Plan's claim review procedure.

13.3      APPEALS.

               A claimant who does not agree with the decision rendered with respect to his application may appeal such decision to the Committee. Such appeal must be made, in writing, within 65 days after the date of notice of the decision with respect to the application, or if the application has neither been approved nor denied within the applicable period provided in Section 13.2 above, then the appeal must be made within 65 days after the expiration of the period. Such claimant may request that his application be given full and fair review by the one or more persons to whom such review responsibility has been delegated by the Committee from time to time (the "appellate reviewers"). The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal. The decision of the one or more appellate reviewers shall be made promptly, and not later than 60 days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than l20 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

13.4      NO EFFECT ON TIMING OF DISTRIBUTIONS.

               The provisions of this Article XIII that require the Committee or its delegates to take action within specified time periods with respect to applications for benefits and requests for review of decisions concerning benefits under the Plan shall not be construed to require distributions of Plan benefits to be made within such time periods. Distributions of benefits under this Plan shall be governed by the provisions of Article VIII and applicable federal laws and regulations.

                                   ARTICLE XIV

                          LIMITATIONS ON CONTRIBUTIONS

14.1      BASIC LIMITATION.

                      (a) Notwithstanding anything to the contrary contained in this Plan, and subject to the adjustments required under this Article XIV, the total "Annual Additions" under this Plan to a Participant's Account(s) for any Limitation Year shall not exceed the lesser of:

                              (i) $30,000 (or such other maximum dollar amount
               as may be permitted pursuant to regulations issued under Section 415(d) of the Code); or

                              (ii) 25% of the Participant's total compensation
               for the Limitation Year.

                      (b) In determining a Participant's Compensation for any Limitation Year, there shall be taken into account only the Compensation that is actually paid to or includible in the gross income of the Participant during such Limitation Year. In all cases this Paragraph (b) shall be interpreted and applied in compliance with the provisions of Treasury Regulations Section 1.415-2(d) or any successor thereto.

                      (c) For purposes of applying the limitations of this Article, a Limitation Year corresponding to the Plan Year has been adopted. The specific dollar limitation referred to in Paragraph (a) shall be adjusted annually for increases in the cost of living which are authorized under Code Section 415, effective as of January 1 of the year for which the adjustment is made, with such adjustment to apply to the Limitation Year ending with or within the calendar year of adjustment.

                      (d) The provisions of this Section 14.1 shall be applied and interpreted in a manner consistent with Code Section 415(c) and the applicable Treasury Regulations issued thereunder, as amended from time to time.

14.2      ANNUAL ADDITIONS.

                      (a) For purposes of this Article XIV, the term "Annual Additions" shall mean, for any Limitation Year, the sum of the following amounts:

                              (i) The amount credited to a Participant's
               Accounts from Company Contributions for such Limitation Year (including amounts deferred under a cash or deferred arrangement under Section 401(k) of the
               Code);

                              (ii) The Participant's voluntary contributions for
               such Limitation Year (if any are ever made under the Plan);

                              (iii) Forfeitures allocated to the Participant's
               Account(s) for such Limitation Year;

                              (iv) Any amounts allocated in Limitation Years
               ending after March 31, 1984, to an account established under a funded welfare benefit plan or a defined benefit plan to provide medical benefits with respect to the Participant after retirement; and

                              (v) The Participant's pro rata share of Company
               Contributions for such Limitation Year that are used to pay Current Obligations and thus are not credited to Participants' Accounts, with such pro rata share being calculated in accordance with the provisions of Paragraph (c) below and Section 6.5 as if such Company Contributions had been allocated among Participants' Accounts.

                      (b) Notwithstanding the foregoing, in the event no more than one-third of the Company Contributions which are deductible under Code Section 404(a)(9) (relating to payments on a loan entered into in connection with a Leveraged Company Stock acquisition described in Article X) are allocated to Highly Compensated Employees (within the meaning of Code Section 414(q)), then Annual Additions shall not include the items specified in Subparagraphs (i) and (ii) immediately below:

                              (i) The Participant's pro rata share of Company
               Contributions for the Limitation Year which are used to pay the interest portion of Current Obligations arising under a loan entered into in connection with a Leveraged Company Stock acquisition described in Article X.

                              (ii) Forfeitures of Leveraged Company Stock
               acquired with the proceeds of such a loan.

        The provisions of this Paragraph shall be applied and interpreted in a manner consistent with Code Section 415(c)(6) and the applicable Treasury Regulations issued thereunder.

                      (c) Pursuant to Treasury Regulation Section 54.4975-11(a)(8)(ii), a Participant's Annual Additions for any Limitation Year shall not include Leveraged Company Stock that is released from the Suspense Account and allocated to the Participant's Company Stock Account in accordance with the provisions of Section 10.5.

L4.3      MEMBERSHIP IN OTHER DEFINED CONTRIBUTION PLANS.

               If the Company or an Affiliated Company is or was making contributions to any other defined contribution plan as defined in Section 414(i) of the Code (whether or not the plan has been terminated) on behalf of any individuals who may be Participants in this Plan, then each such Participant's Annual Additions in such other plan(s) shall be aggregated with the Participant's Annual Additions under this Plan for purposes of applying the limitations of Section 14.1.

L4.4      MEMBERSHIP IN DEFINED BENEFIT PLANS.

                      (a) The provisions of this Section 14.4 shall apply to any Participant (herein a "Combined Plan Participant") in this Plan who is or was also a participant in a defined benefit plan, as defined in
        Section 4l4(j) of the Code (whether or not the plan has been terminated), to which contributions are or were made by the Company or an Affiliated Company. In addition to the limitation contained in
        Section 14.1 of this Plan, for any Limitation Year the "Combined Plan Fraction" for any Combined Plan Participant shall not exceed 1.0. As used herein, the term "Combined Plan Fraction" means, with respect to any Combined Plan Participant, a fraction equal to the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction for such Participant. In all cases the calculation of such Combined Plan Fraction shall be made in accordance with the provisions of Code Section 415(e) and the following rules of this Section.

                      (b) "Defined Contribution Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e) and the following rules with respect to the combined participation by a Participant in all defined contribution plans of the Company and all Affiliated Companies:

                              (i) The numerator of such fraction is the sum (as
               determined as of the end of the applicable Limitation Year) of all Annual Additions to the Participant's accounts under all such plans.

                              (ii) The denominator of this fraction is the sum
               of the lesser of the following amounts
               determined separately with respect to each Limitation Year and each prior year of service:

                                    (A) The product of 1.25 multiplied by the
                      dollar limitation under Code Section 415(c)(1)(A) (determined without regard to Subsection (c)(6) thereof) in effect for the applicable Limitation Year; or

                                    (B) The product of 1.4 multiplied by an
                      amount equal to the percentage of compensation limitation under Code Section 415(c)(1)(B) (or Subsection(c)(7) thereof, if applicable) that applies with respect to the Participant for the applicable Limitation Year.

                              (iii) Solely in the case of a defined contribution
               plan in existence on July 1, 1982, at the election of the Plan Administrator, in applying the above rules with respect to any year ending after December 31, 1982, the denominator with respect to each Participant for all years ending before January 1, 1983, shall be an amount equal to the product of the denominator for the year ending in 1982 (determined using the rules in effect under Code Section 415(e)(3)(B) at that time) multiplied by the "Transition Fraction." The "Transition Fraction" is a fraction the numerator of which is the lesser of $51,875, or 1.4 multiplied by 25% of the compensation of the Participant for the year ending in 1981, and the denominator of which is the lesser of $41,500, or 25% of the compensation of the Participant for the year ending in 1981.

                      (c) "Defined Benefit Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e) and the following rules with respect to the combined participation by a Participant in all defined benefit plans of the Company and all Affiliated Companies.

                              (i) The numerator of the fraction is the projected
               annual benefit of the Participant under all such plans (determined as of the close of the applicable Limitation Year). For purposes of this Subparagraph (i), a Participant's projected accrued benefit shall be determined in accordance with Treasury Regulations Section 1.415-7(b)(3).

                              (ii) The denominator of this fraction is the
               lesser of: (A) the product of 1.25 multiplied by the dollar limitation under Code Section 415(b)(1)(A) for the applicable Limitation Year; or

               (B) the product of 1.4 multiplied by the percentage of compensation limitation under Code Section 415(b)(1)(B) with respect to the Participant for the applicable Limitation Year.

                      (d) In the case of any Combined Plan Participant with respect to whom the Combined Plan Fraction for any Limitation Year would exceed l.0, the following corrective action shall be taken:

                              (i) First, the Committee or Plan Administrator
               shall make such elections under Code Section 4l5 as may be available (if any) which would allow the Plan to satisfy the Combined Plan Fraction requirements of Code Section 4l5(e) without causing any reduction in the benefits of participants under this Plan or any defined benefit plan included in the calculation of the Combined Plan Fraction (herein an "Included Defined Benefit Plan").

                              (ii) Second, to the maximum extent permissible
               under the applicable provisions of Code Sections 40l through 4l5, the benefits payable with respect to such Combined Plan Participant under the Included Defined Benefit Plans shall be reduced or otherwise adjusted so as to allow the Combined Plan Participant to satisfy the Combined Plan Fraction requirements of Code Section 4l5(e) for the applicable Limitation Year.

                             (iii) After reducing or otherwise adjusting the
               benefits under Included Defined Benefit Plans to the maximum permissible extent as provided under subparagraph (ii) above, to the extent necessary to achieve compliance with the Combined Plan Fraction requirements of Code Section 4l5(e) the Committee shall then implement adjustments to the Annual Additions otherwise allocable for the applicable Limitation Year to such Combined Plan Participant, with such adjustments to be made in accordance with the provisions of Section l4.5 hereof, so as to eliminate the remaining excess Annual Additions (if any) of such Combined Plan Participant.

14.5      ADJUSTMENTS FOR EXCESS ANNUAL ADDITIONS.

               In general, the amount of Company Contributions for any Limitation Year under this Plan and any other defined contribution plan (as defined in Code Section 414(i)) or defined benefit plan (as defined in Code
Section 414(j)) maintained by the Company or an Affiliated Company will be determined so as to avoid Annual Additions in excess of the limitations set forth in Sections 14.1 through 14.4. However, if as a result of the allocation of Forfeitures or administrative errors in calculating Company Contributions or applying the provisions of this Article XIV, the Annual Additions to a Participant's Accounts under this Plan (after giving effect to the maximum permissible adjustments under the other plans described in Sections
14.3 and 14.4 hereof) would exceed the applicable limitations described in Sections 14.1 through 14.4, the excess amount shall be subject to the following rules:

                      (a) If the Participant had made any voluntary contributions to the Plan or to any other defined contribution plan that is maintained by the Company or an Affiliated Company which would be aggregated with this Plan under Section 14.3 during the Limitation Year, such contributions and the earnings thereon shall be returned to the Participant to the extent of any excess Annual Additions.

                      (b) If excess Annual Additions remain after the application of the rules of Paragraph (a) above, amounts which give rise to the excess Annual Additions under this Plan shall be reallocated, to the extent possible, to the Accounts of the Participants who do not have excessive Annual Additions in accordance with the allocation formula applicable to Company Contributions provided under Section 6.5.

                      (c) After each Participant's Accounts have been credited with the sum equaling his maximum Annual Addition (determined under the provisions of Sections 14.1 through 14.4), the residue of the excess amount, if any, shall be transferred and credited to a Special Suspense Account established for purposes of this Section 14.5.

                      (d) Any amounts held in the Special Suspense Account shall be allocated to the Accounts of Participants as of the next succeeding Anniversary Date in accordance with the allocation formula provided in
        Section 6.5. The Special Suspense Account shall be exhausted before any Company Contributions shall be allocated to the Accounts of Participants subsequent to the date upon which the residue excess described in Paragraph (c) is above credited to the Special Suspense Account.

                      (e) The Trustee shall segregate any amounts held in the Special Suspense Account from other assets of the Plan and may place the cash portions thereof in an interest-bearing account in any bank or savings and loan institution, including the Trustee's own banking department (if applicable). Any amounts held in the Special Suspense Account shall not participate in any allocation of forfeitures, or net income or loss of other assets of the Trust Fund under Article VI.

                      (f) In the event the Plan shall terminate at a time when all amounts in the Special Suspense Account have not been allocated to the Accounts of the Participants, the Special Suspense Account amounts shall be applied as follows:

                              (i) The amount in the Special Suspense Account
               shall first be allocated, as of the Plan termination date, to Participants on the same basis as specified in Paragraph (b) above, with the allocation to be made to the maximum extent permissible under the Annual Additions limitations of this
               Article XIV, and

                              (ii) If after such allocations have been made, any
               further residue funds remain in the Special Suspense Account, the residue shall revert to the Company in accordance with the applicable provisions of the Code, ERISA and the regulations thereunder.

                                   ARTICLE XV

                       RESTRICTION ON ASSIGNMENT OR OTHER
                           ALIENATION OF PLAN BENEFITS

15.1      GENERAL RESTRICTIONS AGAINST ALIENATION.

               The interest of any Participant or Beneficiary in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant and Beneficiary is prohibited from anticipating, encumbering, assigning, or in any manner alienating his or her interest under the Trust Fund, and is without power to do so, except as may be permitted in connection with providing for a loan from the Plan to the Participant pursuant to the provisions of this Plan as it may be amended from time to time. The interest of any Participant or Beneficiary shall not be liable or subject to his debts, liabilities, or obligations, now contracted, or which may be subsequently contracted. The interest of any Participant or Beneficiary shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest or any part thereof, shall not be subject to any judgment rendered against the Participant or Beneficiary. In the event any person attempts to take any action contrary to this Article XV, such action shall be void and the Company, the Committee, the Trustees and all Participants and their Beneficiaries, may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any such disregard thereof, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of such action. The provisions of this Section 15.1 shall be interpreted and applied by the Committee in accordance with the requirements of Code Section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

15.2      QUALIFIED DOMESTIC RELATIONS ORDERS.

               The rules set forth in Section 15.1 above shall not apply with respect to a "Qualified Domestic Relations Order" as described below.

                      (a) A "Qualified Domestic Relations Order" is a judgment, decree, or order (including approval of a property settlement agreement) that:

                              (i) Creates or recognizes the existence of an
               Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable under this Plan with respect to a Participant,

                              (ii) Relates to the provision of child support,
               alimony payments, or marital property rights to a Spouse, child or other dependent of a Participant,

                              (iii) Is made pursuant to a State domestic
               relations law (including a community property law), and

                              (iv) Clearly specifies: (A) the name and last
               known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order (if the Plan Administrator does not have reason to know that address independently of the order), (B) the amount or percentage of the Participant's benefits to be paid to each Alternate Payee, or the manner in which the amount or percentage is to be determined, (C) the number of payments or period to which the order applies, and (D) each plan to which the order applies.

        For purposes of this Section 15.2, "Alternate Payee" means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable with respect to the Participant.

                      (b) A domestic relations order is not a Qualified Domestic Relations Order if it requires:

                              (i) The Plan to provide any type or form of
               benefit, or any option, not otherwise provided under the Plan;

                              (ii) The Plan to provide increased benefits; or

                              (iii) The payment of benefits to an Alternate
               Payee that are required to be paid to another Alternate Payee under a previous Qualified Domestic Relations Order.

                      (c) A domestic relations order shall not be considered to fail to satisfy the requirements of Paragraph (b)(i) above with respect to any payment made before a Participant has separated from service solely because the order requires that payment of benefits be made to an Alternate Payee --

                             (i) On or after the date on which the Participant
               attains (or would have first attained) Earliest Retirement Age, as defined in Code Section 417(f)(3);

                             (ii) As if the Participant had retired on the date
               on which such payment is to begin under the order (but taking into account only the present value of accrued benefits and not taking into account the present value of any subsidy for early retirement benefits); and

                             (iii) In any form in which the benefits may be paid
               under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

        Notwithstanding the foregoing, if the Participant dies before his Earliest Retirement Age, the Alternate Payee is entitled to benefits only if the Qualified Domestic Relations Order requires survivor benefits to be paid to the Alternate Payee.

                      (d) In the case of any domestic relations order received by the Plan, the Plan Administrator shall promptly notify the Participant and any Alternate Payee of the receipt of the order and the Plan's procedures for determining the qualified status of domestic relations orders. Within a reasonable period after the receipt of the order, the Plan Administrator shall determine whether the order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of the determination.

                      (e) The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders. During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall segregate in a separate account in the Plan (or in an escrow account) the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order. If within 18 months the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. However, if within 18 months (i) it is determined that the order is not a Qualified Domestic Relations Order, or (ii) the issue as to whether the order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to the amounts if there had been no order, or restore the amount to the Participant's Account. Any determination that an order is a Qualified Domestic Relations Order that is made after the close of the 18-month period shall be applied prospectively only.

15.3      NO LOANS TO PARTICIPANTS.

               Participants may not borrow funds from the Plan.

                                   ARTICLE XVI

                              TOP-HEAVY PLAN RULES

16.1      APPLICABILITY.

               Notwithstanding any provision in this Plan to the contrary, and subject to the limitations set forth in Section 16.8, the requirements of Sections 16.4, 16.5, 16.6 and 16.7 shall apply under this Plan in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan under the rules of Section 16.3. Except as is expressly provided to the contrary herein, the rules of this Article XVI shall be applied after the application of the Affiliated Company rules of Section 2.4.

16.2      DEFINITIONS.

               For purposes of this Article XVI, the following special definitions and definitional rules shall apply:

                      (a) The term "Key Employee" means any Employee or former Employee who, at any time during the Plan Year or any of the four preceding Plan Years, is or was --

                              (i) An officer of the Company having an annual
               compensation greater than 50% of the amount in effect under Code
               Section 415(b)(1)(A) for the Plan Year; provided, however, for such purposes no more than 50 Employees (or, if lesser, the greater of three or 10% of the Employees) shall be treated as officers;

                              (ii) One of the 10 Employees having annual
               compensation from the Company of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Company. For this purpose, if two Employees have the same interest in the Company, the Employee having greater annual compensation from the Company shall be treated as having a larger interest;

                              (iii) A Five Percent Owner of the Company; or

                              (iv) A One Percent Owner of the Company having an
               annual compensation from the Company of more than $150,000.

                      (b) The term "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company.

                      (c) The term "One Percent Owner" means any person who would be described in Paragraph (b) if "1%" were substituted for "5%" each place where it appears therein.

                      (d) The term "Non-Key Employee" means any Employee who is not a Key Employee.

                      (e) The term "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year. In the case of the first plan year of any plan, the term "Determination Date" shall mean the last day of that plan year.

                      (f) The term "Aggregation Group" means (i) each plan of the Company in which a Key Employee is a Participant, and (ii) each other plan of the Company which enables any plan described in clause (i) to meet the requirements of Code Sections 401(a)(4) or 410. Any plan not required to be included in an Aggregation Group under the preceding rules may be treated as being part of such group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with the plan being taken into account.

                      (g) For purposes of determining ownership under Paragraphs
        (a), (b) and (c) above, the following special rules shall apply: (i) Code Section 318(a)(2)(C) shall be applied by substituting "5%" for "50%", and (ii) the aggregation rules of Subsections (b), (c) and (m) of Code Section 414 shall not apply, with the result that the ownership tests of this Section 16.2 shall apply separately with respect to each Affiliated Company.

                      (h) The terms "Key Employee" and "Non-Key Employee" shall include their Beneficiaries, and the definitions provided under this
        Section 16.2 shall be interpreted and applied in a manner consistent with the provisions of Code Section 416(i) and the regulations thereunder.

                      (i) For purposes of this Article XVI, an Employee's compensation shall be determined pursuant to the definition set forth in
        Section 14.1(b) of this Plan.

16.3      TOP-HEAVY STATUS

                      (a) The term "Top-Heavy Plan" means, with respect to any Plan Year --

                             (i) Any defined benefit plan if, as of the
               Determination Date, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds 60% of the present value of the cumulative accrued benefits under the plan for all Employees, and

                             (ii) Any defined contribution plan if, as of the
               Determination Date, the aggregate of the account balances of Key Employees under the plan exceeds 60% of the present value of the aggregate of the account balances of all Employees under the plan.

        In applying the foregoing provisions of this Paragraph (a), the valuation date to be used in valuing Plan assets shall be (A) in the case of a defined benefit plan, the same date which is used for computing costs for minimum funding purposes, and (B) in the case of a defined contribution plan, the most recent valuation date within the 12-month period ending on the applicable Determination Date.

                      (b) Each plan maintained by the Company required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group.

                      (c) The term "Top-Heavy Group" means any Aggregation Group if the sum (as of the Determination Date) of (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the group, and (ii) the aggregate of the account balances of Key Employees under all defined contribution plans included in the group exceeds 60% of a similar sum determined for all Employees. For purposes of determining the present value of the cumulative accrued benefit of any Employee, or the amount of the account balance of any Employee, such present value or amount shall be increased by the aggregate distributions made with respect to the Employee under the plan during the five year period ending on the Determination Date. The preceding prior distribution rule shall also apply to distributions under a terminated plan that, if it had not been terminated, would have been required to be included in an Aggregation Group; provided, however, any rollover contribution or similar transfer initiated by the Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group).

                      (d) If any individual is a Non-Key Employee with respect to any plan for any plan year, but the individual was a Key Employee with respect to the plan for any prior plan year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 16.3.

                      (e) If any individual has not performed any services for the Company at any time during the five year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 16.3

                      (f) For all purposes of this Article XVI, the definition provided under this Section 16.3 shall be applied and interpreted in a manner consistent with the provisions of Code Section 416(g) and the Regulations thereunder.

16.4      MINIMUM CONTRIBUTIONS.

               For each Plan Year in which the Plan is determined to be a Top-Heavy Plan, the minimum Company Contributions for that year shall be determined in accordance with the rules of this Section 16.4.

                      (a) Except as provided below, the minimum contribution (excluding amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code) for each Non-Key Employee who has commenced participation in this Plan and is actively employed by the Company (or on an approved Leave of Absence) as of the end of the Plan Year shall be not less than 3% of his compensation. Any minimum contribution required to be made pursuant to this Section shall be determined without regard to whether or not the Non-Key Employee has completed one thousand (1,000) or more Hours of Service during the Plan Year.

                      (b)     Subject to the following rules of this Paragraph
        (b), the percentage set forth in Paragraph (a) above shall not be required to exceed the percentage at which contributions (including amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year. This determination shall be made by dividing the contributions for each Key Employee by so much of his total compensation for the year as does not exceed the limit in effect under Section 401(a)(17) of the Code. For purposes of this Paragraph
        (b), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Notwithstanding the foregoing, the exceptions to Paragraph (a) as provided under this Paragraph (b) shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410.

                      (c) The requirements of this Section 16.4 must be satisfied without taking into account contributions under chapter 2 or 21 of the Code, title II of the Social Security Act, or any other Federal or State law.

                      (d) In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Company, both of which are determined to be Top Heavy Plans, the defined benefit minimum, offset by the benefits provided under the defined contribution plan, shall be provided under the defined benefit plan.

16.5      COMPENSATION LIMITATION.

               For any Plan Year in which the Plan is determined to be a Top-Heavy Plan, the Plan shall not take into account an Employee's compensation, as defined in Section 14.1(b) in excess of the limit in effect under Code
Section 401(a)(17).

16.6      MAXIMUM ANNUAL ADDITION.

                      (a) Except as set forth below, for any Plan Year in which the Plan is determined to be a Top-Heavy Plan, the rules of Section 14.4(b)(ii) and (c)(ii) shall be applied by substituting "1.0" for "1.25".

                      (b) The rule set forth in Paragraph (a) above shall not apply if (i) the minimum contribution requirement of Section 16.4(a) above would be satisfied after substituting "4%" for "3%" where it appears therein, and (ii) the Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" each place it appears in Section 16.3(a)(ii).

                      (c) The rules of Paragraph (a) shall not apply with respect to any Employee as long as there are no (i) Company Contributions (including amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code), forfeitures, or voluntary nondeductible contributions allocated to the Employee under a defined contribution plan maintained by the Company, or (ii) accruals by the Employee under a defined benefit plan maintained by the Company.

                      (d) In the case where the Plan is subject to the rules of Paragraph (a) above, the rules of Section 14.4(b)(iii) shall be applied by substituting $41,500" for "$51,875."

16.7      MINIMUM VESTING RULES.

                      (a) For any Plan Year in which it is determined that the Plan is a Top-Heavy Plan, the vesting schedule of the Plan shall be changed to that set forth below (unless the Plan's vesting schedule otherwise provides for vesting at a rate at least as rapid as that set forth below).

     Years of Service             Nonforfeitable Percentage
     ----------------             -------------------------
          2                                  20%
          3                                  40%
          4                                  60%
          5                                  80%
          6 or more                         100%

                      (b) If the Plan ceases to be a Top-Heavy Plan, the vesting schedule of the Plan shall (for such Plan Years as the Plan is not a Top-Heavy Plan) revert to that provided in Section 7.2 (the "Regular Vesting Schedule"). If such reversion to the Regular Vesting Schedule is deemed to constitute a vesting schedule change that is attributable to a Plan amendment (within the meaning of Code Section 411(a)(10)), then such reversion to said Regular Vesting Schedule shall be subject to the requirements of Section 7.4 of this Plan. For such purposes, the date of the adoption of such deemed amendment shall be the Determination Date as of which it is determined that the Plan has ceased to be a Top-Heavy Plan.

16.8      NON-ELIGIBLE EMPLOYEES.

               The rules of this Article XVI shall not apply to any Employee included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more employers if retirement benefits were the subject of good faith bargaining between such employee representatives and the employer or employers.

                                  ARTICLE XVII

                                 PLAN AMENDMENTS

17.1      AMENDMENTS.

               The Board of Directors may at any time, and from time to time, amend the Plan, and any Trust Agreement thereunder, by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such instrument. However, no amendment shall be made at any time the effect of which would be:

                      (a) To cause any assets of the Trust Fund, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administrating the Plan, except as permitted under Article IV or otherwise as permitted by applicable law;

                      (b) To have retroactive effect so as to decrease the accrued benefit of any Participant (within the meaning of Code Section 411(d)(6)) with respect to service performed prior to the effective date of the amendment; or,

                      (c) To increase the responsibilities or liabilities of a Trustee and/or Investment Manager without his written consent.

17.2      RETROACTIVE AMENDMENTS.

               Notwithstanding any provisions of this Article XVII to the contrary, to the extent allowable under applicable law the Plan may be amended prospectively or retroactively (as provided in Section 401(b) of the Code) to make the Plan conformed to any provision of ERISA, the Code provisions dealing with employee plans, or any regulation under either.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

18.1      NO ENLARGEMENT OF EMPLOYEE RIGHTS.

                      (a) This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

                      (b) Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any Employee at any time.

                      (c) No Employee, prior to his acquiring vested rights in benefits as provided in this Plan, shall have any right to or interest in any portion of any fund, other than as herein specifically provided.

18.2      MAILING OF PAYMENTS; LAPSED BENEFITS.

                      (a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 18.3 below.

                      (b) (i) In the event that a benefit is payable under this
               Plan to a Participant and after reasonable efforts the Participant cannot be located for the purpose of paying the benefit during a period of three consecutive years, the Participant shall be presumed dead and the benefit shall, upon the termination of that three year period, be paid to the Participant's Beneficiary.

                             (ii) If any eligible Beneficiary cannot be located
               for the purpose of paying the benefit for the following two years, then the benefit shall be forfeited and treated in the manner prescribed by the rules of Section 6.8.

                             (iii) If a Participant shall die prior to receiving
               a distribution of his entire benefit under this Plan (other than a Participant presumed to have died as provided above), if after reasonable efforts an eligible Beneficiary of the Participant cannot be located for the purpose of paying the benefit during a period of five consecutive years, the benefit shall, upon expiration of such five-year period, be forfeited and treated in the manner prescribed by the rules of Section 6.8.

                      (c) For purposes of this Section, the term "Beneficiary" shall include any person entitled under Section 8.4 to receive the interest of a deceased Participant or deceased designated Beneficiary. It is the intention of this provision that during the relevant waiting period (two years or five years) the benefit will be distributed to an eligible Beneficiary in a lower priority category under Section 8.5 if no eligible Beneficiary in a higher priority category can be located by the Committee after reasonable efforts have been made.

                      (d) Notwithstanding the preceding rules, if after such a forfeiture the Participant or an eligible Beneficiary shall claim the forfeited benefit, the forfeited benefit shall be reinstated and paid to the claimant as soon as practical following the claimant's production of reasonable proof of his or her identity and entitlement to the benefit (determined pursuant to the Plan's normal claim review procedures). The amount of the benefit payable to such claimant shall take into consideration the actuarial adjustments required, if any, to reflect the fact that no benefit payments were made during the time the Participant and/or the Beneficiary could not be located.

                      (e) The Committee shall direct the Trustee with respect to the procedures to be followed concerning a missing Participant (or Beneficiary), and the Company shall be obligated to contribute to the Trust Fund any amounts necessary to pay any reinstated benefit after it has been forfeited pursuant to the provisions of this Section.

18.3      ADDRESSES.

               Each Participant shall be responsible for furnishing the Committee with his correct current address and the correct current name and address of his Beneficiary.

18.4      NOTICES AND COMMUNICATIONS.

                      (a) All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Committee and shall be mailed or delivered to the office designated by the Committee, and shall be deemed to have been given when received by such office.

                      (b) Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant or Beneficiary five business days after it is deposited in the United States Mail with postage prepaid, addressed to the Participant or Beneficiary at his last address of record with the Committee.

18.5      REPORTING AND DISCLOSURE.

               The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.

18.6      GOVERNING LAW.

               All legal questions pertaining to the Plan shall be determined in accordance with the provisions of ERISA, the Code, and the laws of the State of California.

18.7      RESERVED FOR PLAN MODIFICATIONS.

18.8      INTERPRETATION.

                      (a) Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section.

                      (b) Unless the context clearly indicates otherwise, masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

                      (c) The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying:

                              (i) The requirements (of Code Section 401(a) and
               related statutes) for qualification as a tax-qualified employee stock ownership plan; and

                              (ii) The requirements (of Code Section 4975(e)(7)
               and related statutes) for qualification as an ESOP and eligibility for the prohibited transaction exemption provided under Code Section 4975(d)(3) and the related statutes.


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

18.9      WITHHOLDING FOR TAXES.

               Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.

18.10     COUNTERPARTS.

               This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

18.11     SUCCESSORS AND ASSIGNS.

               This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

               IN WITNESS WHEREOF, Retail Merchandising Service Automation, Inc. has caused this instrument to be executed by its duly authorized officer as of the ___ day of __________, 1995, effective, however, as otherwise expressly provided herein.

                                            RETAIL MERCHANDISING SERVICE
                                            AUTOMATION, INC.,
                                            a Delaware corporation



                                            By: /s/ DAN PAUL
                                               ---------------------------------
                                               Dan D. Paul
                                               President

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